EXHIBIT 99.1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of Mercantil Bank Holding Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Mercantil Bank Holding Corporation and its subsidiaries (the “Company”) as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive income, of changes in stockholder’s equity, and of cash flows for each of the three years in the period ended December 31, 2017, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Certified Public Accountants

Fort Lauderdale, Florida

March 12, 2018, except for the effects of (i) the revision discussed in Note 10 to the consolidated financial statements, as to which the date is June 15, 2018, (ii) the revision discussed in Note 1 to the consolidated financial statements, as to which the date is October 4, 2018, and (iii) the stock split discussed in Note 22 to the consolidated financial statements, as to which the date is November 16, 2018

We have served as the Company’s auditor since 1987.

PricewaterhouseCoopers LLP, 401 East Las Olas Boulevard, Suite 1800, Ft. Lauderdale, Florida 33301.

T: (305) 375 7400, F: (305) 375 6221, www.pwc.com/us

Mercantil Bank Holding Corporation and Subsidiaries

Consolidated Balance Sheets (Audited)

(in thousands of dollars, except per share data)	December 31, 2017	December 31, 2016
Assets
Cash and due from banks	$44,531	$32,956
Interest earning deposits with banks	108,914	102,033

Cash and cash equivalents	153,445	134,989

Securities
Available for sale	1,687,157	2,123,247
Held to maturity	89,860	—
Federal Reserve Bank and Federal Home Loan Bank stock	69,934	59,490
Loans held for sale	5,611	—
Loans, gross	6,066,225	5,764,761
Less: Allowance for loan losses	72,000	81,751

Loans, net	5,994,225	5,683,010
Bank owned life insurance	200,318	164,860
Premises and equipment, net	129,357	148,712
Deferred tax assets, net	14,583	30,730
Goodwill	19,193	19,193
Accrued interest receivable and other assets	73,084	70,033

	$8,436,767	$8,434,264

Liabilities and Stockholder’s Equity
Deposits
Demand
Noninterest bearing	$895,710	$1,106,834
Interest bearing	1,496,749	1,736,136
Savings and money market	1,684,080	1,897,136
Time	2,246,434	1,837,259

Total deposits	6,322,973	6,577,365
Advances from the Federal Home Loan Bank and other borrowings	1,173,000	931,000
Junior subordinated debentures held by trust subsidiaries	118,110	118,110
Securities sold under agreements to repurchase	—	50,000
Accounts payable, accrued liabilities and other liabilities	69,234	53,052

	7,683,317	7,729,527

Commitments and contingencies (Note 16)

Stockholder’s equity (Notes 1 and 22)
Class A common stock, $0.10 par value, 400,000,000 shares authorized; 24,737,470 shares issued and outstanding in 2017 and 2016	2,474	2,474
Class B common stock, $0.10 par value, 100,000,000 shares authorized; 17,751,053 shares issued and outstanding in 2017 and 2016	1,775	1,775
Additional paid in capital	367,505	367,505
Retained earnings	387,829	343,678
Accumulated other comprehensive loss	(6,133)	(10,695)

	753,450	704,737

	$8,436,767	$8,434,264

Mercantil Bank Holding Corporation and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Audited)

	Years ended December 31,
(in thousands of dollars, except per share data)	2017	2016	2015
Interest income
Loans	$223,765	$188,526	$160,893
Investment securities	47,913	49,495	46,898
Interest earning deposits with banks	1,642	806	408

Total interest income	273,320	238,827	208,199

Interest expense
Interest bearing demand deposits	394	653	1,187
Savings and money market deposits	8,856	8,306	7,426
Time deposits	26,787	16,576	8,016
Advances from the Federal Home Loan Bank	18,235	10,971	8,787
Junior subordinated debentures	7,456	7,129	6,868
Securities sold under agreements to repurchase	1,882	3,259	3,630

Total interest expense	63,610	46,894	35,914

Net interest income	209,710	191,933	172,285
(Reversal of) provision for loan losses	(3,490)	22,110	11,220

Net interest income after (reversal of) provision for loan losses	213,200	169,823	161,065

Noninterest income
Deposits and service fees	19,560	20,928	21,147
Brokerage, advisory and fiduciary activities	20,626	20,282	19,047
Change in cash surrender value of bank owned life insurance	5,458	4,422	438
Cards and trade finance servicing fees	4,589	4,250	5,175
Data processing, rental income and fees for other services to related parties	3,593	4,409	4,342
Securities (losses) gains, net	(1,601)	1,031	1,062
Other noninterest income	19,260	6,948	3,545

Total noninterest income	71,485	62,270	54,756

Noninterest expense
Salaries and employee benefits	131,800	129,681	122,230
Occupancy and equipment	17,381	18,368	16,441
Professional and other services fees	16,399	11,937	16,892
FDIC assessments and insurance	7,624	7,131	7,579
Telecommunication and data processing	9,825	8,392	7,494
Depreciation and amortization	9,040	9,130	8,381
Other operating expenses	15,567	13,664	13,245

Total noninterest expenses	207,636	198,303	192,262

Net income before income tax	77,049	33,790	23,559
Income tax expense	(33,992)	(10,211)	(8,514)

Net income	43,057	23,579	15,045

Other comprehensive income (loss), net of tax
Net unrealized holding gains (losses) on securities available for sale arising during the year	3,577	(3,839)	(11,456)
Net unrealized holding gains (losses) on cash flow hedges arising during the year	152	3,598	(114)
Reclassification adjustment for net losses (gains) included in net income	833	(1,004)	(1,258)

Other comprehensive income (loss)	4,562	(1,245)	(12,828)

Comprehensive income	$47,619	$22,334	$2,217

Basic and diluted earnings per share:
Net income available to common shareholders	$43,057	$23,579	$15,045
Basic and diluted weighted average shares outstanding	42,488,523	42,488,523	42,488,523

Basic and diluted income per common share	1.01	0.55	0.35

The accompanying notes are an integral part of these consolidated financial statements.

Mercantil Bank Holding Corporation and Subsidiaries

Consolidated Statements of Changes in Stockholder’s Equity (Audited)

Each of the Three Years Ended December 31, 2017

	Common Stock				Additional Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Stockholder’s Equity
	Class A		Class B
(in thousands of dollars, except per share data)	Shares Issued and Outstanding	Par value	Shares Issued and Outstanding	Par value
Balances at December 31, 2014	24,737,470	$2,474	17,751,053	$1,775	$367,505	$305,054	$3,378	$680,186
Net income	—	—	—	—	—	15,045	—	15,045
Other comprehensive loss	—	—	—	—	—	—	(12,828)	(12,828)

Balances at December 31 2015	24,737,470	$2,474	17,751,053	$1,775	$367,505	$320,099	$(9,450)	$682,403
Net income	—	—	—	—	—	23,579	—	23,579
Other comprehensive loss	—	—	—	—	—	—	(1,245)	(1,245)

Balance at December 31 2016	24,737,470	$2,474	17,751,053	$1,775	$367,505	$343,678	$(10,695)	$704,737
Net income	—	—	—	—	—	43,057	—	43,057
Reclassification of tax law impact on AOCI	—	—	—	—	—	1,094	(1,094)	—
Other comprehensive income	—	—	—	—	—	—	5,656	5,656

Balance at December 31 2017	24,737,470	$2,474	17,751,053	$1,775	$367,505	$387,829	$(6,133)	$753,450

The accompanying notes are an integral part of these consolidated financial statements.

Mercantil Bank Holding Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Audited)

	Years ended December 31,

(in thousands of dollars)	2017	2016	2015
Cash flows from operating activities
Net income	$43,057	$23,579	$15,045
Adjustments to reconcile net income to net cash provided by operating activities
(Reversal of) provision for loan losses	(3,490)	22,110	11,220
Net premium amortization on securities	19,357	27,264	36,702
Depreciation and amortization	9,040	9,130	8,381
Increase in cash surrender value of bank owned life insurance	(5,458)	(4,422)	(438)
Net gain on sale of premises and equipment	(11,319)	(1,956)	(189)
Deferred taxes, securities net gains or losses and others	14,684	(4,705)	(2,315)
Net changes in operating assets and liabilities
Loans held for sale	(5,705)	(4,730)	(2,788)
Accrued interest receivable and other assets	(1,257)	(7,937)	(3,118)
Account payable, accrued liabilities and other liabilities	14,373	16,935	1,134

Net cash provided by operating activities	73,282	75,268	63,634

Cash flows from investing activities
Purchases of investment securities
Available for sale	(231,675)	(1,084,029)	(633,527)
Held to maturity securities	(90,196)	—	—
Federal Reserve Bank and Federal Home Loan Bank stock	(41,044)	(53,350)	(59,143)
Maturities, sales and calls of investment securities
Available for sale	655,305	986,041	707,557
Held to maturity securities	315	—	—
Federal Reserve Bank and Federal Home Loan Bank stock	30,600	44,253	58,749
Net increase in loans	(393,636)	(259,931)	(420,742)
Proceeds from loan sales	85,767	105,164	84,107
Purchase of bank owned life insurance	(30,000)	(60,000)	(100,000)
Purchases of bank premises and equipment	(8,606)	(8,535)	(15,028)
Net proceeds from sales of premises and equipment and others	30,737	8,159	5,137

Net cash provided by (used in) investing activities	7,567	(322,228)	(372,890)

Cash flows from financing activities
Net decrease in demand, savings and money market accounts	(663,568)	(388,520)	(278,204)
Net increase in time deposits	409,175	446,211	522,798
Net decrease in securities sold under agreements to repurchase	(50,000)	(23,488)	(25,887)
Proceeds from Advances from the Federal Home Loan Bank and other banks	1,771,500	2,239,000	1,781,800
Repayments of Advances from the Federal Home Loan Bank and other banks	(1,529,500)	(2,029,536)	(1,741,800)

Net cash (used in) provided by financing activities	(62,393)	243,667	258,707

Net increase (decrease) in cash and cash equivalents	18,456	(3,293)	(50,549)
Cash and cash equivalents
Beginning of year	134,989	138,282	188,831

End of year	153,445	134,989	138,282

Supplemental disclosures of cash flow information
Cash paid:
Interest	$61,590	$46,109	$35,035
Income taxes	18,881	9,264	10,137
Noncash investing activities:
Loans transferred to other assets	319	5,545	2,475
Loans held for sale exchanged for securities	4,710	4,659	2,762

The accompanying notes are an integral part of these consolidated financial statements.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

1.	Organization and Summary of Significant Accounting Policies

Mercantil Bank Holding Corporation (the “Company”), a Florida Corporation incorporated in 1985 and operating since January 1987, is a bank holding company registered under the Bank Holding Company Act of 1956. The Company’s principal office is in the City of Coral Gables, Florida. The Company is a wholly owned subsidiary of Mercantil Servicios Financieros, C.A. (“MSF”), a corporation domiciled in the Bolivarian Republic of Venezuela.

On December 15, 2017, MSF shareholders voted to approve the spin-off of the Company from MSF. Following the spin-off, the Company will operate as a separate organization. In connection with the spin-off, each MSF shareholder of record will be entitled to receive one share of the Company’s Class A and Class B common stock for each share of MSF of the same class held by the MSF record holder as of the record date, which is to be determined by MSF’s Board of Directors as soon as practicable. MSF will retain shares of the Company’s common stock representing 19.9% of the Company’s outstanding common stock, through MSF’s beneficial interest in a newly-created trust for the benefit of MSF’s shareholders of record, until such time as MSF can divest those shares. The spin-off is expected to be completed in the first half of 2018, subject to the receipt of various regulatory actions, including the effectiveness of a registration statement to be filed by the Company with the U.S. Securities and Exchange Commission (“SEC”). In February 2018, the Company’s Articles of Incorporation were amended and restated. See Note 22. “Subsequent Events” for additional information.

In October 2008, MSF, the Company and various individuals as Voting Trustees (“Voting Trustees”), entered into a Voting Trust Agreement (the “Voting Trust”). The Voting Trust’s purposes are to promote the interests of Mercantil Bank, N.A. (the “Bank”) and expand its business in the United States by facilitating access to the United States’ capital markets, and to provide continued appropriate corporate governance of the Bank upon the occurrence of certain changes or threatened changes in control of MSF not approved by MSF’s board of directors (“Control Changes”). The Voting Trust was amended and restated in 2017 to clarify its terms and governance, and to extend the Voting Trust’s original 10-year term by an additional 25 years.

The Voting Trust is organized under the laws of Florida and is a grantor trust for Federal income tax purposes. It holds all the issued and outstanding shares of capital stock of Mercantil Florida Bancorp, Inc., which is the Bank’s immediate parent and sole shareholder. The Voting Trust is a “company” subject to supervision and regulation under the Bank Holding Company of 1956 (the “BHC Act”). The Voting Trust has issued Voting Trust certificates representing the entire interest in the Voting Trust to the Company. In the event of Control Changes in MSF, the Voting Trustees, may cancel the existing Voting Trust certificates and distribute these to MSF’s shareholders pro rata to preserve the Bank and MSF’s shareholders’ economic interests in the Bank. No Control Change had occurred as of December 31, 2017.

The Company has determined that it is the sole beneficial owner of the Voting Trust. Accordingly, the Voting Trust’s financial statements are consolidated with the Company’s financial statements for regulatory reporting purposes.

The Bank and its subsidiaries have been serving the communities in which they operates for over 35 years. The Bank is headquartered in the City of Coral Gables, Florida and has 23 Banking Centers, including 15 located in South Florida, seven in the Greater Houston area, Texas and a loan production office in New York City, New York. As the main operating subsidiary of the Company, the Bank offers a wide variety of domestic, international, personal and commercial banking services. Investment, trust, fiduciary and wealth management services are provided through the Bank’s main operating subsidiaries Mercantil Investment Services, Inc. and Mercantil Trust Company, N.A.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Most of the Company’s investments are U.S. government, U.S. government agencies and U.S. government-sponsored entity securities. Most of the Company’s banking activity is with domestic customers located within the States of Florida, Texas and New York, and with international customers located in Latin America. The Company’s banking activities are concentrated in its primary markets. The Company does not have any significant concentrations to any one customer.

The effects of significant subsequent events, if any, have been adequately recognized or disclosed in these consolidated financial statements. Subsequent events have been evaluated through March 12, 2018, the date when these consolidated financial statements were available to be issued. See Note 22. “Subsequent Events” for additional information.

The following is a description of the significant accounting policies and practices followed by the Company in the preparation of the accompanying consolidated financial statements. These policies conform with generally accepted accounting principles in the United States (U.S. GAAP).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include: i) the determination of the allowance for loan losses; (ii) the fair values of securities, bank owned life insurance and the reporting unit to which goodwill has been assigned during the annual goodwill impairment test; and (iii) the determination of whether the amount of deferred tax assets will more likely than not be realized. Management believes that these estimates are appropriate. Actual results could differ from these estimates.

Income Recognition

Interest income is generally recognized on the accrual basis using the interest method. Non-refundable loan origination fees, net of direct costs of originating or acquiring loans, as well as loan purchase premiums and discounts, are deferred and amortized over the term of the related loans as adjustments to interest income using the level yield method. Purchase premiums and discounts on debt securities are amortized as adjustments to interest income over the estimated lives of the securities using the level yield method.

Brokerage and advisory activities include brokerage commissions and advisory fees. Brokerage commissions earned are related to the dollar amount of trading volume of customers’ transactions. Commissions and related clearing expenses are recorded on a trade-date basis as securities transactions occur. Advisory fees are derived from investment advisory fees and account administrative services. Investment advisory fees are recorded as earned on a pro rata basis over the term of the contracts, based on a percentage of the average value of assets managed during the period. These fees are assessed and collected quarterly. Account administrative fees are charged to customers for the maintenance of their accounts and are earned and collected on a quarterly basis. Fiduciary activities fee income is recognized as earned on a pro rate basis over the term of contracts.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Card servicing fees include credit card issuance fees, and debit and credit card interchange fees. Annual credit card membership fees are generally recognized in the period over which the cardholders are entitled to use the cards. Interchange fees are recognized when earned. Trade finance servicing fees are generally recognized over the service period on a straight line basis.

Earnings per Share

Basic and diluted earnings per share are computed by dividing net income available to common shareholders by the weighted-average number of common shares outstanding during each period. As of December 31, 2017, 2016 and 2015, the Company had no outstanding dilutive instruments. Changes in the number of shares outstanding as a result of stock dividends, stock splits, stock exchanges or reverse stock splits are given effect retroactively for all periods presented to reflect those changes in capital structure. See Note 22. “Subsequent Events” for additional information.

Cash and Cash Equivalents

The Company has defined as cash equivalents those highly liquid instruments purchased with an original maturity of three months or less and include cash and cash due from banks, federal funds sold and deposits with banks.

The Company must comply with federal regulations requiring the maintenance of minimum reserve balances against its deposits. At December 31, 2017 and 2016, these reserve balances amounted to approximately $1.2 million and $4.2 million, respectively.

Securities

The Company classifies its investments in securities as available for sale and held to maturity. Securities classified as available for sale are carried at fair value with unrealized gains and losses included in accumulated other comprehensive income (“AOCI”) in stockholder’s equity on an after-tax basis. Securities classified as held to maturity are securities the Company has both the ability and intent to hold until maturity and are carried at amortized cost. Investments in stock issued by the Federal Reserve Bank of Atlanta (“FRB”) and Federal Home Loan Bank of Atlanta (“FHLB”) are stated at their original cost, which approximates their realizable value. Realized gains and losses from sales of securities are recorded on the trade date and are determined using the specific identification method. Securities purchased are recorded on the consolidated balance sheets as of the trade date. Receivables and payables to and from clearing organizations relating to outstanding transactions are included in other assets or other liabilities. At December 31, 2017 and 2016 securities receivables amounted to $6.5 million and $5.6 million, respectively.

The Company considers an investment security to be impaired when a decline in fair value below the amortized cost basis is other-than-temporary. When an investment security is considered to be other-than-temporarily impaired, the cost basis of the individual investment security is written down through earnings by an amount that corresponds to the credit component of the other-than-temporary impairment. The amount of the other-than-temporary impairment that corresponds to the noncredit component of the other-than-temporary impairment is recorded in AOCI and is associated with securities which the Company does not intend to sell and it is more likely than not that the Company will not be required to sell the securities prior to the recovery of its fair value.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The Company estimates the credit component of other-than-temporary impairment using a discounted cash flow model. The Company estimates the expected cash flows of the underlying collateral using third party vendor models that incorporate management’s best estimate of current key assumptions, such as default rates, loss severity and prepayment rates (based on historical performance and stress test scenarios). Assumptions used can vary widely from security to security and are influenced by such factors as current debt service coverage ratio, historical prepayment rates, expected prepayment rates, and loans’ current interest rates. The Company then uses, as it deems appropriate, a third party vendor to determine how the underlying collateral cash flows will be distributed to each security. The present value of an impaired debt security results from estimating its future cash flows, discounted at the security’s effective interest rate. The Company expects to recover the remaining noncredit related unrealized losses included as a component of AOCI.

Loans Held for Sale

Loans are transferred into the held for sale classification at the lower of carrying amount or fair value when they are specifically identified for sale and a formal plan exists to sell them.

Loans

Loans represent extensions of credit which the Company has the intent and ability to hold for the foreseeable future or until maturity or payoff. These extensions of credit consist of commercial real estate (including land acquisition, development and construction loans), single-family residential, commercial loans, loans to financial institutions and acceptances, and consumer loans. Amounts included in the loan portfolio are stated at the amount of unpaid principal, reduced by unamortized net deferred loan fees and origination costs and an allowance for loan losses. Unamortized net deferred loan fees and origination costs amounted to $7.4 million and $5.3 million at December 31, 2017 and 2016, respectively.

A loan is placed in nonaccrual status when management believes that collection in full of the principal amount of the loan or related interest is in doubt. Management considers that collectability is in doubt when any of the following factors are present, among others: (1) there is a reasonable probability of inability to collect principal, interest or both, on a loan for which payments are current or delinquent for less than ninety days; and (2) when a required payment of principal, interest or both is delinquent for ninety days or longer, unless the loan is considered well secured and in the process of collection in accordance with regulatory guidelines. Once a loan to a single borrower has been placed in nonaccrual status, management reviews all loans to the same borrower to determine their appropriate accrual status. When a loan is placed in nonaccrual status, accrual of interest and amortization of net deferred loan fees or costs are discontinued, and any accrued interest receivable is reversed against interest income.

Payments received on a loan in nonaccrual status are generally applied to its outstanding principal amount, unless there are no doubts on the full collection of the remaining recorded investment in the loan. When there are no doubts on the full collection of the remaining recorded investment in the loan, and there is sufficient documentation to support the collectability of that amount, payments of interest received may be recorded as interest income.

A loan in nonaccrual status is returned to accrual status when none of the conditions noted when first placed in nonaccrual status are currently present, none of its principal and interest is past due, and management believes there are reasonable prospects of the loan performing in accordance with its terms. For this purpose, management generally considers there are reasonable prospects of performance in accordance with the loan terms when at least six months of principal and interest payments or principal curtailments have been received, and current financial information of the borrower demonstrates that performance will continue into the near future.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The total outstanding principal amount of a loan is reported as past due thirty days following the date of a missed scheduled payment, based on the contractual terms of the loan.

Loans which have been modified because the borrowers were experiencing financial difficulty and the Company, for economic or legal reasons related to the debtors’ financial difficulties, granted a concession to the debtors that it would not have otherwise considered, are accounted for as troubled debt restructurings.

Allowance for Loan Losses

The allowance for loan losses represents an estimate of the current amount of principal that is probable the Company will be unable to collect given facts and circumstances as of the evaluation date, and includes amounts arising from loans individually and collectively evaluated for impairment. These estimated amounts are recorded through a provision for loan losses charged against income. Management periodically evaluates the adequacy of the allowance for loan losses to ensure it is maintained at a reasonable level to provide for recognized and unrecognized but inherent losses in the loan portfolio. The Company uses the same methods used to determine the allowance for loan losses, to assess any reserves needed for off-balance sheet credit risks such as unfunded loan commitments and contingent obligations on letters of credit. These reserves for off-balance sheet credit risks are presented in the liabilities section in the consolidated balance sheets.

The Company develops and documents its methodology to determine the allowance for loan losses at the portfolio segment level. The Company determines its loan portfolio segments based on the type of loans it carries and their associated risk characteristics. The Company’s loan portfolio segments are: Real Estate, Commercial, Financial Institutions, Consumer and Other. Loans in these portfolio segments have distinguishing borrower needs and differing risks associated with each product type.

Real estate loans include commercial loans secured by real estate properties. Commercial loans secured by non-owner occupied real estate properties are generally granted to finance the acquisition or operation of commercial real estate properties, with terms similar to the properties’ useful lives or the operating cycle of the businesses. The main source of repayment of these real estate loans is derived from cash flows or conversion of productive assets and not from the income generated by the disposition of the property held as collateral. The main repayment source of loans granted to finance land acquisition, development and construction projects is generally derived from the disposition of the properties held as collateral, with the repayment capacity of the borrowers and any guarantors considered as alternative sources of repayment.

Commercial loans correspond to facilities established for specific business purposes such as financing working capital and capital improvements projects and asset-based lending, among others. These may be loan commitments, uncommitted lines of credit to qualifying customers, short term (one year or less) or longer term credit facilities, and may be secured, unsecured or partially secured. Terms on commercial loans generally do not exceed five years, and exceptions are documented. Commercial loans secured by owner-occupied real estate properties are generally granted to finance the acquisition or operation of commercial real estate properties, with terms similar to the properties’ useful lives or the operating cycle of the businesses. The main source of repayment of these commercial real estate loans is derived from cash flows and not from the income generated by the disposition of the property held as collateral. Commercial loans to borrowers in similar businesses or products with similar characteristics or specific credit requirements are generally evaluated under a standardized commercial credit program. Commercial loans outside the scope of those programs are evaluated on a case by case basis, with consideration of any exposure under an existing commercial credit program.

Loans to financial institutions and acceptances are facilities granted to fund certain transactions classified according to their risk level, and primarily include trade financing facilities through letters of credits, bankers’

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

acceptances, pre and post-export financing, and working capital loans, among others. Loans in this portfolio segment are generally granted for terms not exceeding three years and on an unsecured basis under the limits of an existing credit program, primarily to the largest financial institutions that our credit analyzes indicate are of high quality in Brazil, Chile, Colombia, Mexico and Peru, as well as a limited number of other countries in Latin America. Prior to approval, management also considers cross-border and portfolio limits set forth in its programs and credit policies.

Consumer and other loans are retail open-end and closed-end credits extended to individuals for household, family and other personal expenditures. These loans include loans to individuals secured by their personal residence, including first mortgage, home equity and home improvement loans as well as revolving credit card agreements. Because these loans generally consist of a large number of relatively small-balance, homogeneous loans, their risk is generally evaluated collectively.

An individual loan is considered impaired when it is probable that the Company will be unable to collect all amounts due, including both principal and interest, according to the contractual terms of the loan agreement. The Company generally considers as impaired all loans in nonaccrual status, and other loans classified in accordance with an internal risk grading system exceeding a defined threshold when it is probable that an impairment exists and the amount of the potential impairment is reasonably estimable. To determine when it is probable that an impairment exists, the Company considers the extent to which a loan may be inadequately protected by the current net worth and paying capacity of the borrower or any guarantor, or by the current value of the assets pledged as collateral.

When a loan is considered impaired, the potential impairment is measured as the excess of the carrying value of the loan over the present value of expected future cash flows at the measurement date, or the fair value of the collateral in the case where the loan is considered collateral-dependent. If the amount of the present value of the loan’s expected future cash flows exceeds the loan’s carrying amount, the loan is still considered impaired but no impairment is recorded. The present value of an impaired loan results from estimating its future cash flows, discounted at the loan’s effective interest rate. In the case of loans considered collateral-dependent, which are generally certain real estate loans for which repayment is expected to be provided solely by the operation or sale of the underlying collateral, the potential impairment is measured based on the fair value of the asset pledged as collateral. The allowance for loan losses on loans considered troubled debt restructuring is generally determined by discounting the restructured cash flows by the original effective rate of the loan.

Loans that do not meet the criteria of an individually impaired loan are collectively evaluated for impairment. These loans include large groups of smaller homogeneous loan balances, such as loans in the consumer and other loan portfolio segment, and all other loans that have not been individually identified as impaired. This group of collective loans is evaluated for impairment based on measures of historical losses associated with loans within their respective portfolio segments adjusted by a variety of qualitative factors. These qualitative factors incorporate the most recent data reflecting current economic conditions, industry performance trends or obligor concentrations within each portfolio segment, among other factors. Other adjustments may be made to the allowance for loans collectively evaluated for impairment based on any other pertinent information that management considers may affect the estimation of the allowance for loan losses, including a judgmental assessment of internal and external influences on credit quality that are not fully reflected in historical loss or their risk rating data. The measures of historical losses and the related qualitative adjustments are updated quarterly and semi-annually, respectively, to incorporate the most recent loan loss data reflecting current economic conditions.

Loans to borrowers that are domiciled in foreign countries, primarily loans in the Financial Institutions portfolio segment, are also evaluated for impairment by assessing the probability of additional losses arising from

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

the Company’s exposure to transfer risk. The Company defines transfer risk exposure as the possibility that a loan obligation cannot be serviced in the currency of payment because the borrower’s country of origin may not have sufficient available currency of payment or may have put restraints on its availability, such as currency controls. To determine an individual country’s transfer risk probability, the Company assigns numerical values corresponding to the perceived performance of that country in certain macroeconomic, social and political factors generally considered in the banking industry for evaluating a country’s transfer risk. A defined country’s transfer risk probability is assigned to that country based on an average of the individual scores given to those factors, calculated using an interpolation formula. The results of this evaluation are also updated semi-annually.

Loans in the real estate, commercial and financial institutions portfolio segments are charged off against the allowance for loan losses when they are considered uncollectable. These loans are considered uncollectable when a loss becomes evident to management, which generally occurs when the following conditions are present, among others: (1) a loan or portions of a loan are classified as “loss” in accordance with the internal risk grading system; (2) a collection attorney has provided a written statement indicating that a loan or portions of a loan are considered uncollectible; and (3) the carrying value of a collateral-dependent loan exceeds the appraised value of the asset held as collateral.

Consumer and other retail loans are charged off against the allowance for loan losses at the earlier of (1) when management becomes aware that a loss has occurred, or (2) when closed-end retail loans become past due 120 cumulative days or open-end retail loans become past due 180 cumulative days from the contractual due date. For open and closed-end retail loans secured by residential real estate, any outstanding loan balance in excess of the fair value of the property, less cost to sell, is charged off no later than when the loan is 180 days past due. Consumer and other retail loans may not be charged off when management can clearly document that a past due loan is well secured and in the process of collection such that collection will occur regardless of delinquency status in accordance with regulatory guidelines applicable to these types of loans.

Recoveries on loans represent collections received on amounts that were previously charged off against the allowance for loan losses. Recoveries are credited to the allowance for loan losses when received, to the extent of the amount previously charged off against the allowance for loan losses on the related loan. Any amounts collected in excess of this limit are first recognized as interest income, then as a reduction of collection costs, and then as other income.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales or purchases when control over the assets has been surrendered by the transferor. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the transferor, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the transferor does not maintain effective control over the transferred assets.

Premises and Equipment, Net

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed on the straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are amortized over the remaining term of the lease. Repairs and maintenance are charged to operations as incurred; renewals, betterments and interest during construction are capitalized. Gains or losses on sales of premises and equipment are recorded as other noninterest income or noninterest expense at the date of the sales.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of recognition and measurement of an impairment loss, when the independent and identifiable cash flow of a single asset may not be determinable, the long-lived asset may be grouped with other assets of like cash flows. Recoverability of an asset or group of assets to be held and used is measured by comparing the carrying amount with future undiscounted net cash flows expected to be generated by the asset or group of assets. If an asset is considered impaired, the impairment recognized is generally measured by the amount by which the carrying amount of the asset or group exceeds its fair value.

Bank Owned Life Insurance

Bank owned life insurance policies (“BOLI”) are recorded at the cash surrender value of the insurance contracts, which represent the amount that may be realizable under the contracts, at the consolidated balance sheet dates. Changes to the cash surrender value are recorded as other noninterest income in the consolidated statements of operations.

Income Taxes

Deferred income tax assets and liabilities are determined using the balance sheet method. Under this method, the resulting net deferred tax asset is determined based on the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis. The effect of changes in tax laws or rates is recognized in results in the period that includes the legislation enactment date. A valuation allowance is established against the deferred tax asset to the extent that management believes that it is more likely than not that any tax benefit will not be realized. Income tax expense is recognized on the periodic change in deferred tax assets and liabilities at the current statutory rates.

The results of operations of the Company and the majority of its wholly owned subsidiaries are included in the consolidated income tax return of the Company and its subsidiaries as members of the same consolidated tax group.

Under the intercompany income tax allocation policy, the Company and the subsidiaries included in the consolidated tax group are allocated current and deferred taxes as if they were separate taxpayers. As a result, the subsidiaries included in the consolidated group pay their allocation of income taxes to the Company, or receive payments from the Company to the extent that tax benefits are realized.

Goodwill

Goodwill is not amortized but is reviewed for potential impairment at the reporting unit level on an annual basis, or on an interim basis if events or circumstances indicate a potential impairment. The impairment test is performed in two steps. The first step of the goodwill impairment test compares the fair value of the reporting unit with its carrying amount, including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired. However, if the carrying amount of the reporting unit exceeds its fair value, an additional procedure must be performed as a second step. In that second step, the implied fair value of the reporting unit’s goodwill is compared to the carrying amount of goodwill allocated to that reporting unit. An impairment loss is recorded to the extent that the carrying amount of goodwill exceeds its implied fair value at the measurement date. At December 31, 2017 and 2016, goodwill was considered not impaired and, therefore, no impairment charges were recorded.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase are classified as secured borrowings and are reflected at the amount of cash received in connection with the transaction.

Derivative Instruments

Derivative instruments are recognized on the consolidated balance sheet as other assets or other liabilities, at their respective fair values. The accounting for changes in the fair value of a derivative instrument is dependent upon whether the derivative has been designated and qualifies as part of a hedging relationship. For derivative instruments that have not been designated and qualified as hedging relationships, the change in their fair value is recognized in current period earnings. For derivative instruments that are designated and qualify as cash flow hedges, the effective portion of the gain or loss on the derivative instruments is initially recognized as a component of other comprehensive income (loss), and subsequently reclassified into earnings in the same period during which the hedged transactions affect earnings. The ineffective portion of the gain or loss, if any, is recognized immediately in earnings. The Company has designated certain derivatives as cash flow hedges. Management periodically evaluates the effectiveness of these hedges in offsetting the fluctuations in cash flows due to changes in benchmark interest rates.

Fair Value Measurement

Financial instruments are classified based on a three-level valuation hierarchy required by U.S. GAAP. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1

Inputs to the valuation methodology are quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities may include debt and equity securities that are traded in an active exchange market, as well as certain U.S. securities that are highly liquid and are actively traded in over-the-counter markets.

Level 2

Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities. Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange traded instruments which value is determined by using a pricing model with inputs that are observable in the market or can be derived principally from, or corroborated by, observable market data. This category generally may include U.S. Government and U.S. Government Sponsored Enterprise mortgage backed debt securities and corporate debt securities.

Level 3

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities may include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Recently Issued Accounting Pronouncements

Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income

In February 2018, the Financial Accounting Standards Board (“FASB”) issued guidance that allows a reclassification from AOCI to retained earnings for stranded tax effects resulting from the newly enacted federal corporate income tax rate. The amount of the reclassification is the difference between the historical corporate income tax rate and the newly enacted 21% corporate income tax rate pursuant to H.R. 1, An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal year 2018, known as the Tax Cuts and Jobs Act of 2017 (“the 2017 Tax Act”). This guidance is effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted for (1) public business entities for reporting periods for which financial statements have not been issued, and (2) for other entities for reporting periods for which financial statements have not yet been made available for issuance. The Company early-adopted this guidance and reclassified the effect of remeasuring net deferred tax assets related to items within AOCI to retained earnings resulting in a $1.1 million increase in retained earnings in 2017.

Targeted Improvements to Accounting for Hedging Activities

In August 2017, the FASB issued targeted amendments to the guidance for recognition, presentation and disclosure of hedging activities. These targeted amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. The amendments also simplify the application of hedge accounting guidance. This guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years for public business entities. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The Company is in the process of determining whether the adoption of this guidance will have a material impact on the Company’s consolidated financial statements and disclosures.

Statement of Cash Flows Classification of Certain Receipts and Payments

In August 2016 , the FASB issued specific guidance for the classification of a number of cash receipts and payments, including debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing, proceeds from the settlement of insurance claims and proceeds from the settlement of bank-owned life insurance policies. The new guidance is effective for years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019, for private companies, and for years beginning after December 15, 2017 and interim periods within those fiscal years for public companies. Early adoption is permitted. The Company is in the process of understanding whether this new guidance will have a material impact on its consolidated statement of cash flows when adopted.

Accounting for Credit Losses on Financial Instruments

In June 2016, the FASB issued new guidance for the accounting for credit losses on instruments within its scope. The new guidance introduces an approach based on expected losses to estimate credit losses on certain types of financial instruments. It also modifies the impairment model for available-for-sale debt securities and provides for a simplified accounting model for purchased financial assets with credit deterioration since their origination. The standard is effective for fiscal years beginning after December 15, 2020, and interim periods

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

within fiscal years beginning after December 15, 2021, for private companies, and for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years, for public companies. Early adoption is permitted for fiscal years beginning after December 15, 2018. The Company is in the process of determining whether these changes will have a material impact on its consolidated financial position or results of operations or disclosures.

Accounting for Leases

In February 2016, the FASB issued guidance for the recognition and measurement of all leases. The new guidance requires lessees to recognize a right-of-use asset and a lease liability for most leases within the scope of the guidance. There were no significant changes to the guidance for lessors. The standard is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, for private companies, and for fiscal periods beginning after December 15, 2018, and interim periods within those fiscal years, for public companies. Early adoption is permitted. The new standard must be adopted using a modified retrospective transition at the beginning of the earliest comparative period presented, and provides for certain practical expedients. The Company is in the process of determining whether this new guidance will have a material impact on its consolidated financial position, results of operations and disclosures, when adopted.

Recognition and Measurement of Financial Instruments

In January 2016, the FASB issued changes to the guidance on the recognition and measurement of financial instruments. The changes include, among others, the removal of the available-for-sale category for equity securities and updates to certain disclosure requirements. This standard is effective for annual reporting periods beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019, for private companies, and for fiscal periods beginning December 15, 2017, and interim periods within those fiscal years, for public companies, with limited early adoption permitted. The Company is in the process of determining whether these changes will have a material impact on its consolidated financial position or results of operations or disclosures.

Revenue from Contracts with Customers

In May 2014, the FASB issued a common revenue standard for recognizing revenue from contracts with customers. This new standard establishes principles for reporting information about the nature, amount, timing, and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amended effective date is annual reporting periods beginning after December 15, 2018, and interim periods beginning after December 15, 2019, for private companies, and for annual reporting periods beginning after December 15, 2017, and interim periods within that reporting period, for public companies. Earlier adoption continues to be permitted. The Company is in the process of determining whether the new guidance will have a material impact on its consolidated financial position or results of operations.

Reclassifications

Certain reclassifications have been made to the December 31, 2016 and 2015 consolidated financial statements to conform to current year presentation.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Revisions

During the second quarter of 2018, the Company determined to revise its presentation of loans by classes to correct for certain immaterial misclassifications in the presentation of loans by classes in the footnotes to the Company’s consolidated financial statements as of December 31, 2017 and 2016. The Company assessed the impact of these misclassifications and determined they had no effect on the Consolidated Balance Sheet as of December 31, 2017 and 2016, and the Consolidated Statements of Operations and Comprehensive Income or the Consolidated Statement of Cash Flows for the three years ended December 31, 2017.

The following tables show the effects of the correction of the misclassifications to the footnotes to the Company’s consolidated financial statements as of December 31, 2017 and 2016.

Loan portfolio by class:

	December 31, 2017
(in thousands)	As Reported	As Revised	Effect of change
Real estate loans
Commercial real estate
Non-owner occupied	$1,745,839	$1,713,104	$(32,735)
Multi-family residential	795,912	839,709	43,797
Land development and construction loans	421,285	406,940	(14,345)

	2,963,036	2,959,753	(3,283)
Single-family residential	515,237	512,754	(2,483)
Owner-occupied	429,803	610,386	180,583

	3,908,076	4,082,893	174,817
Commercial loans	1,529,572	1,354,755	(174,817)
Loans to financial institutions and acceptances	497,626	497,626	—
Consumer loans and overdrafts	130,951	130,951	—

	$6,066,225	$6,066,225	$—

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Loan portfolio by class:

	December 31, 2016
(in thousands)	As Reported	As Revised	Effect of change
Real estate loans
Commercial real estate
Non-owner occupied	$1,445,243	$1,377,753	$(67,490)
Multi-family residential	669,659	667,256	(2,403)
Land development and construction loans	429,085	429,085	—

	2,543,987	2,474,094	(69,893)
Single-family residential	476,840	470,489	(6,351)
Owner-occupied	463,040	610,657	147,617

	3,483,867	3,555,240	71,373
Commercial loans	1,742,192	1,670,802	(71,390)
Loans to financial institutions and acceptances	416,293	416,293	—
Consumer loans and overdrafts	122,409	122,426	17

	$5,764,761	$5,764,761	$—

Age analysis of the loan portfolio by class:

As reported:

	December 31, 2017
	Total Loans, Net of Unearned Income	Current	Past Due				Total Loans in Nonaccrual Status	Total Loans 90 Days or More Past Due and Accruing
(in thousands)			30-59 Days	60-89 Days	Greater than 90 Days	Total Past Due
Real estate loans
Commercial real estate
Non-owner occupied	$1,745,839	$1,745,686	$—	$—	$153	$153	$162	$—
Multi-family residential	795,912	795,912	—	—	—	—	—	—
Land development and construction loans	421,285	421,285	—	—	—	—	—	—

	2,963,036	2,962,883	—	—	153	153	162	—
Single-family residential	515,237	504,204	6,609	2,421	2,003	11,033	5,004	226
Owner-occupied	429,803	423,560	1,571	503	4,169	6,243	10,398	—

	3,908,076	3,890,647	8,180	2,924	6,325	17,429	15,564	226
Commercial loans	1,529,572	1,523,329	1,814	5	4,424	6,243	11,103	—
Loans to financial institutions and acceptances	497,626	497,626	—	—	—	—	—	—
Consumer loans and overdrafts	130,951	130,846	57	29	19	105	55	—

	$6,066,225	$6,042,448	$10,051	$2,958	$10,768	$23,777	$26,722	$226

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Age analysis of the loan portfolio by class:

As revised:

	December 31, 2017
	Total Loans, Net of Unearned Income	Current	Past Due				Total Loans in Nonaccrual Status	Total Loans 90 Days or More Past Due and Accruing
(in thousands)			30-59 Days	60-89 Days	Greater than 90 Days	Total Past Due
Real estate loans
Commercial real estate
Non-owner occupied	$1,713,104	$1,712,624	$—	$—	$480	$480	$489	$—
Multi-family residential	839,709	839,709	—	—	—	—	—	—
Land development and construction loans	406,940	406,940	—	—	—	—	—	—

	2,959,753	2,959,273	—	—	480	480	489	—
Single-family residential	512,754	501,393	6,609	2,750	2,002	11,361	5,004	226
Owner-occupied	610,386	602,643	3,000	174	4,569	7,743	12,227	—

	4,082,893	4,063,309	9,609	2,924	7,051	19,584	17,720	226
Commercial loans	1,354,755	1,350,667	385	5	3,698	4,088	8,947	—
Loans to financial institutions and acceptances	497,626	497,626	—	—	—	—	—	—
Consumer loans and overdrafts	130,951	130,846	57	29	19	105	55	—

	$6,066,225	$6,042,448	$10,051	$2,958	$10,768	$23,777	$26,722	$226

Effects of change:

	December 31, 2017
	Total Loans, Net of Unearned Income	Current	Past Due				Total Loans in Nonaccrual Status	Total Loans 90 Days or More Past Due and Accruing
(in thousands)			30-59 Days	60-89 Days	Greater than 90 Days	Total Past Due
Real estate loans
Commercial real estate
Non-owner occupied	$(32,735)	$(33,062)	$—	$—	$327	$327	$327	$—
Multi-family residential	43,797	43,797	—	—	—	—	—	—
Land development and construction loans	(14,345)	(14,345)	—	—	—	—	—	—

	(3,283)	(3,610)	—	—	327	327	327	—
Single-family residential	(2,483)	(2,811)	—	329	(1)	328	—	—
Owner-occupied	180,583	179,083	1,429	(329)	400	1,500	1,829	—

	174,817	172,662	1,429	—	726	2,155	2,156	—
Commercial loans	(174,817)	(172,662)	(1,429)	—	(726)	(2,155)	(2,156)	—
Loans to financial institutions and acceptances	—	—	—	—	—	—	—	—
Consumer loans and overdrafts	—	—	—	—	—	—	—	—

	$—	$—	$—	$—	$—	$—	$—	$—

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Age analysis of the loan portfolio by class:

As reported:

	December 31, 2016
	Total Loans, Net of Unearned Income	Current	Past Due				Total Loans in Nonaccrual Status	Total Loans 90 Days or More Past Due and Accruing
(in thousands)			30-59 Days	60-89 Days	Greater than 90 Days	Total Past Due
Real estate loans
Commercial real estate
Non-owner occupied	$1,445,243	$1,444,591	$346	$—	$305	$651	$1,169	$—
Multi-family residential	669,659	660,394	—	—	9,265	9,265	9,265	—
Land development and construction loans	429,085	426,366	—	—	2,719	2,719	2,719	—

	2,543,987	2,531,351	346	—	12,289	12,635	13,153	—
Single-family residential	476,840	464,051	4,675	1,433	6,681	12,789	8,893	116
Owner-occupied	463,040	449,582	2,819	1,713	8,926	13,458	17,090	—

	3,483,867	3,444,984	7,840	3,146	27,896	38,882	39,136	116
Commercial loans	1,742,192	1,718,789	4,141	—	19,262	23,403	31,236	—
Loans to financial institutions and acceptances	416,293	416,293	—	—	—	—	—	—
Consumer loans and overdrafts	122,409	120,489	1,098	443	380	1,921	74	370

	$5,764,761	$5,700,555	$13,079	$3,589	$47,538	$64,206	$70,446	$486

Age analysis of the loan portfolio by class:

As revised:

	December 31, 2016
	Total Loans, Net of Unearned Income	Current	Past Due				Total Loans in Nonaccrual Status	Total Loans 90 Days or More Past Due and Accruing
(in thousands)			30-59 Days	60-89 Days	Greater than 90 Days	Total Past Due
Real estate loans
Commercial real estate
Non-owner occupied	$1,377,753	$1,367,801	$347	$—	$9,605	$9,952	$10,256	$—
Multi-family residential	667,256	667,256	—	—	—	—	215	—
Land development and construction loans	429,085	426,366	—	—	2,719	2,719	2,719	—

	2,474,094	2,461,423	347	—	12,324	12,671	13,190	—
Single-family residential	470,489	457,700	4,675	1,433	6,681	12,789	8,893	116
Owner-occupied	610,657	597,101	2,819	1,713	9,024	13,556	17,185	—

	3,555,240	3,516,224	7,841	3,146	28,029	39,016	39,268	116
Commercial loans	1,670,802	1,647,532	4,141	—	19,129	23,270	31,104	—
Loans to financial institutions and acceptances	416,293	416,293	—	—	—	—	—	—
Consumer loans and overdrafts	122,426	120,505	1,098	443	380	1,921	74	370

	$5,764,761	$5,700,554	$13,080	$3,589	$47,538	$64,207	$70,446	$486

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Age analysis of the loan portfolio by class:

Effects of change:

	December 31, 2016
	Total Loans, Net of Unearned Income		Past Due				Total Loans in Nonaccrual Status	Total Loans 90 Days or More Past Due and Accruing
(in thousands)		Current	30-59 Days	60-89 Days	Greater than 90 Days	Total Past Due
Real estate loans
Commercial real estate
Non-owner occupied	$(67,490)	$(76,790)	$1	$—	$9,300	$9,301	$9,087	$—
Multi-family residential	(2,403)	6,862	—	—	(9,265)	(9,265)	(9,050)	—
Land development and construction loans	—	—	—	—	—	—	—	—

	(69,893)	(69,928)	1	—	35	36	37	—
Single-family residential	(6,351)	(6,351)	—	—	—	—	—	—
Owner-occupied	147,617	147,519	—	—	98	98	95	—

	71,373	71,240	1	—	133	134	132	—
Commercial loans	(71,390)	(71,257)	—	—	(133)	(133)	(132)	—
Loans to financial institutions and acceptances	—	—	—	—	—	—	—	—
Consumer loans and overdrafts	17	16	—	—	—	—	—	—

	$—	$(1)	$1	$—	$—	$1	$—	$—

Loans by credit quality indicators:

As reported:

	December 31, 2017
	Credit Risk Rating
		Classified
(in thousands)	Nonclassified	Substandard	Doubtful	Loss	Total
Real estate loans
Commercial real estate
Non-owner occupied	$1,745,677	$162	$—	$—	$1,745,839
Multi-family residential	795,912	—	—	—	795,912
Land development and construction loans	421,285	—	—	—	421,285

	2,962,874	162	—	—	2,963,036
Single-family residential	509,368	5,869	—	—	515,237
Owner-occupied	417,694	12,109	—	—	429,803

	3,889,936	18,140	—	—	3,908,076
Commercial loans	1,513,375	16,197	—	—	1,529,572
Loans to financial institutions and acceptances	497,626	—	—	—	497,626
Consumer loans and overdrafts	125,762	5,189	—	—	130,951

	$6,026,699	$39,526	$—	$—	$6,066,225

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Loans by credit quality indicators:

As revised:

	December 31, 2017
	Credit Risk Rating
		Classified
(in thousands)	Nonclassified	Substandard	Doubtful	Loss	Total
Real estate loans
Commercial real estate
Non-owner occupied	$1,712,615	$489	$—	$—	$1,713,104
Multi-family residential	839,709	—	—	—	839,709
Land development and construction loans	406,940	—	—	—	406,940

	2,959,264	489	—	—	2,959,753
Single-family residential	506,885	5,869	—	—	512,754
Owner-occupied	596,519	13,867	—	—	610,386

	4,062,668	20,225	—	—	4,082,893
Commercial loans	1,340,643	14,112	—	—	1,354,755
Loans to financial institutions and acceptances	497,626	—	—	—	497,626
Consumer loans and overdrafts	126,838	4,113	—	—	130,951

	$6,027,775	$38,450	$—	$—	$6,066,225

Loans by credit quality indicators:

Effects of change:

	December 31, 2017
	Credit Risk Rating
		Classified
(in thousands)	Nonclassified	Substandard	Doubtful	Loss	Total
Real estate loans
Commercial real estate
Non-owner occupied	$(33,062)	$327	$—	$—	$(32,735)
Multi-family residential	43,797	—	—	—	43,797
Land development and construction loans	(14,345)	—	—	—	(14,345)

	(3,610)	327	—	—	(3,283)
Single-family residential	(2,483)	—	—	—	(2,483)
Owner-occupied	178,825	1,758	—	—	180,583

	172,732	2,085	—	—	174,817
Commercial loans	(172,732)	(2,085)	—	—	(174,817)
Loans to financial institutions and acceptances	—	—	—	—	—
Consumer loans and overdrafts	1,076	(1,076)	—	—	—

	$1,076	$(1,076)	$—	$—	$—

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Loans by credit quality indicators:

As reported:

	December 31, 2016
	Credit Risk Rating				Total
	Nonclassified	Classified
(in thousands)		Substandard	Doubtful	Loss
Real estate loans
Commercial real estate
Non-owner occupied	$1,441,148	$4,095	$—	$—	$1,445,243
Multi-family residential	660,253	9,406	—	—	669,659
Land development and construction loans	426,366	2,719	—	—	429,085

	2,527,767	16,220	—	—	2,543,987
Single-family residential	467,831	9,009	—	—	476,840
Owner-occupied	442,071	20,969	—	—	463,040

	3,437,669	46,198	—	—	3,483,867
Commercial loans	1,710,394	31,798	—	—	1,742,192
Loans to financial institutions and acceptances	416,293	—	—	—	416,293
Consumer loans and overdrafts	117,189	5,220	—	—	122,409

	$5,681,545	$83,216	$—	$—	$5,764,761

As revised:

	December 31, 2016
	Credit Risk Rating
		Classified
(in thousands)	Nonclassified	Substandard	Doubtful	Loss	Total
Real estate loans
Commercial real estate
Non-owner occupied	$1,364,571	$13,182	$—	$—	$1,377,753
Multi-family residential	666,901	355	—	—	667,256

Land development and construction loans	426,366	2,719	—	—	429,085

	2,457,838	16,256	—	—	2,474,094
Single-family residential	461,480	9,009	—	—	470,489
Owner-occupied	589,592	21,065	—	—	610,657

	3,508,910	46,330	—	—	3,555,240
Commercial loans	1,639,136	31,666	—	—	1,670,802

Loans to financial institutions and acceptances	416,293	—	—	—	416,293
Consumer loans and overdrafts	117,206	5,220	—	—	122,426

	$5,681,545	$83,216	$—	$—	$5,764,761

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Loans by credit quality indicators:

Effects of change:

	December 31, 2016
	Credit Risk Rating
		Classified
(in thousands)	Nonclassified	Substandard	Doubtful	Loss	Total
Real estate loans
Commercial real estate
Non-owner occupied	$(76,577)	$9,087	$—	$—	$(67,490)
Multi-family residential	6,648	(9,051)	—	—	(2,403)
Land development and construction loans	—	—	—	—	—

	(69,929)	36	—	—	(69,893)
Single-family residential	(6,351)	—	—	—	(6,351)
Owner-occupied	147,521	96	—	—	147,617

	71,241	132	—	—	71,373
Commercial loans	(71,258)	(132)	—	—	(71,390)
Loans to financial institutions and acceptances	—	—	—	—	—
Consumer loans and overdrafts	17	—	—	—	17

	$—	$—	$—	$—	$—

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Changes in the allocation of allowance for loan losses and its allocation by impairment methodology and the related investment in loans:

As reported:

	December 31
	2017		2016		2015
(in thousands)	Real Estate	Commercial	Real Estate	Commercial	Real Estate	Commercial
Balances at beginning of the period	$31,055	$40,555	$19,253	$43,812	$17,591	$34,349
(Reversal of) provision for loan losses	(1,607)	359	7,990	16,733	1,059	9,352
Loans charged-off
Domestic	(97)	(1,979)	(94)	(1,496)	(197)	(1,612)
International	—	(6,166)	—	(19,610)	—	(73)
Recoveries	895	962	3,906	1,116	800	1,796

Balances at end of the period	$30,246	$33,731	$31,055	$40,555	$19,253	$43,812

Allowance for loan losses by impairment methodology
Individually evaluated	$—	$2,866	$—	$6,596	$—	$9,094
Collectively evaluated	30,246	30,865	31,055	33,959	19,253	34,718

	$30,246	$33,731	$31,055	$40,555	$19,253	$43,812

Investment in loans, net of unearned income
Individually evaluated	$1,318	$20,907	$13,888	$51,236	$22,404	$61,254
Collectively evaluated	2,816,541	2,169,596	2,391,363	2,371,350	1,797,383	2,514,798

	$2,817,859	$2,190,503	$2,405,251	$2,422,586	$1,819,787	$2,576,052

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

As revised:

	December 31
	2017		2016		2015
(in thousands)	Real Estate	Commercial	Real Estate	Commercial	Real Estate	Commercial
Balances at beginning of the period	$30,713	$40,897	$18,331	$44,734	$17,603	$34,337
Reversal of loan losses	(221)	(1,027)	8,570	16,153	125	10,286
Loans charged-off
Domestic	(97)	(1,979)	(94)	(1,496)	(197)	(1,612)
International	—	(6,166)	—	(19,610)	—	(73)
Recoveries	895	962	3,906	1,116	800	1,796

Balances at end of the period	$31,290	$32,687	$30,713	$40,897	$18,331	$44,734

Allowance for loan losses by impairment methodology
Individually evaluated	$—	$2,866	$—	$6,596	$—	$9,094
Collectively evaluated	31,290	29,821	30,713	34,301	18,331	35,640

	$31,290	$32,687	$30,713	$40,897	$18,331	$44,734

Investment in loans, net of unearned income
Individually evaluated	$1,318	$20,907	$13,792	$51,332	$22,404	$61,254
Collectively evaluated	2,912,786	2,073,351	2,364,161	2,398,552	1,728,953	2,583,228

	$2,914,104	$2,094,258	$2,377,953	$2,449,884	$1,751,357	$2,644,482

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Changes in the allocation of allowance for loan losses and its allocation by impairment methodology and the related investment in loans:

Effects of change:

	December 31
	2017		2016		2015
(in thousands)	Real Estate	Commercial	Real Estate	Commercial	Real Estate	Commercial
Balances at beginning of the period	$(342)	$342	$(922)	$922	$12	$(12)
Provision for (reversal of) loan losses	1,386	(1,386)	580	(580)	(934)	934
Loans charged-off
Domestic	—	—	—	—	—	—
International	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—

Balances at end of the period	$1,044	$(1,044)	$(342)	$342	$(922)	$922

Allowance for loan losses by impairment methodology
Individually evaluated	$—	$—	$—	$—	$—	$—
Collectively evaluated	1,044	(1,044)	(342)	342	(922)	922

	$1,044	$(1,044)	$(342)	$342	$(922)	$922

Investment in loans, net of unearned income
Individually evaluated	$—	$—	$(96)	$96	$—	$—
Collectively evaluated	96,245	(96,245)	(27,202)	27,202	(68,430)	68,430

	$96,245	$(96,245)	$(27,298)	$27,298	$(68,430)	$68,430

Allocation of allowance for loan losses at end of the period, as reported, revised and effects of change:

	December 31, 2014
	As Reported	As Revised	Effects of change
	Allowance
Real estate	$17,591	$17,603	$12
Commercial	34,349	34,337	(12)
Financial institutions	9,849	9,849	—
Consumer and others	3,596	3,596	—

	$65,385	$65,385	$—

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Summary of impaired loans:

As reported:

	December 31, 2017
	Recorded Investment
(in thousands)	With a Valuation Allowance	Without a Valuation Allowance	Total	Year Average	Total Unpaid Principal Balance	Valuation Allowance	Interest Income Recognized
Real estate loans
Commercial real estate
Nonowner occupied	$—	$—	$—	$143	$—	$—	$—
Multi-family residential	—	1,318	1,318	7,898	1,330	—	54
Land development and construction loans	—	—	—	1,359	—	—	—

	—	1,318	1,318	9,400	1,330	—	54
Single-family residential	—	877	877	3,100	871	—	1,101
Owner-occupied	—	9,488	9,488	13,080	10,494	—	11

	—	11,683	11,683	25,580	12,695	—	1,166
Commercial loans	7,173	3,743	10,916	18,653	16,940	2,866	12

Loans to financial institutions and acceptances	—	—	—	—	—	—	—
Consumer loans and overdrafts	—	—	—	—	—	—	—
	$7,173	$15,426	$22,599	$44,233	$29,635	$2,866	$1,178

Summary of impaired loans:

As revised:	December 31, 2017
	Recorded Investment
(in thousands)	With a Valuation Allowance	Without a Valuation Allowance	Total	Year Average	Total Unpaid Principal Balance	Valuation Allowance	Interest Income Recognized
Real estate loans
Commercial real estate
Nonowner occupied	$—	$327	$327	$225	$327	$—	$—
Multi-family residential	—	1,318	1,318	7,898	1,330	—	54
Land development and construction loans	—	—	—	1,359	—	—	—

	—	1,645	1,645	9,482	1,657	—	54
Single-family residential	—	877	877	3,100	871	—	1,101
Owner-occupied	—	10,918	10,918	13,440	12,323	—	11

	—	13,440	13,440	26,022	14,851	—	1,166
Commercial loans	7,173	1,986	9,159	18,211	14,784	2,866	12

Loans to financial institutions and acceptances	—	—	—	—	—	—	—
Consumer loans and overdrafts	—	—	—	—	—	—	—
	$7,173	$15,426	$22,599	$44,233	$29,635	$2,866	$1,178

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Summary of impaired loans:

Effects of change:

	December 31, 2017
	Recorded Investment
(in thousands)	With a Valuation Allowance	Without a Valuation Allowance	Total	Year Average	Total Unpaid Principal Balance	Valuation Allowance	Interest Income Recognized
Real estate loans
Commercial real estate
Nonowner occupied	$—	$327	$327	$82	$327	$—	$—
Multi-family residential	—	—	—	—	—	—	—
Land development and construction loans	—	—	—	—	—	—	—

	—	327	327	82	327	—	—
Single-family residential	—	—	—	—	—	—	—
Owner-occupied	—	1,430	1,430	360	1,829	—	—

	—	1,757	1,757	442	2,156	—	—
Commercial loans	—	(1,757)	(1,757)	(442)	(2,156)	—	—
Loans to financial institutions and acceptances	—	—	—	—	—	—	—
Consumer loans and overdrafts	—	—	—	—	—	—	—

	$—	$—	$—	$—	$—	$—	$—

Summary of impaired loans:

As reported:

	December 31, 2016
	Recorded Investment
(in thousands)	With a Valuation Allowance	Without a Valuation Allowance	Total	Year Average	Total Unpaid Principal Balance	Valuation Allowance	Interest Income Recognized
Real estate loans
Commercial real estate
Nonowner occupied	$—	$885	$885	$4,105	$1,600	$—	$314
Multi-family residential	—	10,758	10,758	6,107	10,771	—	64
Land development and construction loans	—	2,719	2,719	8,454	2,719	—	450

	—	14,362	14,362	18,666	15,090	—	828
Single-family residential	—	6,852	6,852	5,391	8,146	—	186
Owner-occupied	—	16,529	16,529	15,466	17,916	—	201

	—	37,743	37,743	39,523	41,152	—	1,215
Commercial loans	21,536	10,050	31,586	23,165	31,600	6,596	1,984
Loans to financial institutions and acceptances	—	—	—	—	—	—	—
Consumer loans and overdrafts	—	—	—	5	—	—	—

	$21,536	$47,793	$69,329	$62,693	$72,752	$6,596	$3,199

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Summary of impaired loans:

As revised:

	December 31, 2016
	Recorded Investment
(in thousands)	With a Valuation Allowance	Without a Valuation Allowance	Total	Year Average	Total Unpaid Principal Balance	Valuation Allowance	Interest Income Recognized
Real estate loans
Commercial real estate
Nonowner occupied	$—	$10,186	$10,186	$6,431	$10,806	$—	$314
Multi-family residential	—	1,492	1,492	3,790	1,506	—	64
Land development and construction loans	—	2,719	2,719	8,454	2,719	—	450

	—	14,397	14,397	18,675	15,031	—	828
Single-family residential	—	6,852	6,852	5,391	8,146	—	186
Owner-occupied	—	16,625	16,625	15,490	18,108	—	201

	—	37,874	37,874	39,556	41,285	—	1,215
Commercial loans	21,536	9,919	31,455	23,132	31,467	6,596	1,984
Loans to financial institutions and acceptances	—	—	—	—	—	—	—
Consumer loans and overdrafts	—	—	—	5	—	—	—

	$21,536	$47,793	$69,329	$62,693	$72,752	$6,596	$3,199

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Summary of impaired loans:

Effect of change:

	December 31, 2016
	Recorded Investment
(in thousands)	With a Valuation Allowance	Without a Valuation Allowance	Total	Year Average	Total Unpaid Principal Balance	Valuation Allowance	Interest Income Recognized
Real estate loans
Commercial real estate
Nonowner occupied	$—	$9,301	$9,301	$2,326	$9,206	$—	$—
Multi-family residential	—	(9,266)	(9,266)	(2,317)	(9,265)	—	—
Land development and construction loans	—	—	—	—	—	—	—

	—	35	35	9	(59)	—	—
Single-family residential	—	—	—	—	—	—	—
Owner-occupied	—	96	96	24	192	—	—

	—	131	131	33	133	—	—
Commercial loans	—	(131)	(131)	(33)	(133)	—	—
Loans to financial institutions and acceptances	—	—	—	—	—	—	—
Consumer loans and overdrafts	—	—	—	—	—	—	—

	$—	$—	$—	$—	$—	$—	$—

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Credit Quality Indicators – Consumer Loan Classes: Single-family residential loans portfolio

As reported:

	As of December 31,
	2017		2016		2015
(in thousands of dollars, except percentages)	Loan Balance	%	Loan Balance	%	Loan Balance	%
Accrual Loans
Current	$502,118	97.45%	$461,761	96.84%	$417,332	97.21%

30-59 Days Past Due	6,025	1.17%	4,675	0.98%	2,807	0.65%
60-89 Days Past Due	1,864	0.36%	1,395	0.29%	1,258	0.29%
90+ Days Past Due	226	0.04%	116	0.02%	—	—%

	8,115	1.58%	6,186	1.30%	4,065	0.95%

Total Accrual Loans	$510,233	99.03%	$467,947	98.14%	$421,397	98.16%

Non-Accrual Loans
Current	$2,086	0.40%	$2,290	0.48%	$3,820	0.89%

30-59 Days Past Due	584	0.11%	—	—%	—	—%
60-89 Days Past Due	557	0.11%	38	0.01%	530	0.12%
90+ Days Past Due	1,777	0.34%	6,565	1.38%	3,561	0.83%

	2,918	0.57%	6,603	1.38%	4,091	0.95%

Total Non-Accrual Loans	5,004	0.97%	8,893	1.86%	7,911	1.84%

	$515,237	100.00%	$476,840	100.00%	$429,308	100.00%

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Credit Quality Indicators – Consumer Loan Classes: Single-family residential loans portfolio

As revised:

	As of December 31,
	2017		2016		2015
(in thousands of dollars, except percentages)	Loan Balance	%	Loan Balance	%	Loan Balance	%
Accrual Loans
Current	$499,307	97.38%	$455,410	96.80%	$411,217	97.17%

30-59 Days Past Due	6,025	1.17%	4,675	0.99%	2,807	0.66%
60-89 Days Past Due	2,193	0.43%	1,395	0.30%	1,258	0.30%
90+ Days Past Due	225	0.04%	116	0.02%	—	—%

	8,443	1.64%	6,186	1.31%	4,065	0.96%

Total Accrual Loans	$507,750	99.02%	$461,596	98.11%	$415,282	98.13%

Non-Accrual Loans
Current	$2,086	0.41%	$2,290	0.49%	$3,820	0.90%

30-59 Days Past Due	584	0.11%	—	—%	—	—%
60-89 Days Past Due	557	0.11%	38	0.01%	530	0.13%
90+ Days Past Due	1,777	0.35%	6,565	1.39%	3,561	0.84%

	2,918	0.57%	6,603	1.40%	4,091	0.97%

Total Non-Accrual Loans	5,004	0.98%	8,893	1.89%	7,911	1.87%

	$512,754	100.00%	$470,489	100.00%	$423,193	100.00%

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Credit Quality Indicators – Consumer Loan Classes: Single-family residential loans portfolio

Effects of change:

	As of December 31,
	2017		2016		2015
(in thousands of dollars, except percentages)	Loan Balance	%	Loan Balance	%	Loan Balance	%
Accrual Loans
Current	$(2,811)	(0.07)%	$(6,351)	(0.04)%	$(6,115)	(0.04)%

30-59 Days Past Due	—	—%	—	0.01%	—	0.01%
60-89 Days Past Due	329	0.07%	—	0.01%	—	0.01%
90+ Days Past Due	(1)	—%	—	—%	—	—%

	328	0.06%	—	0.01%	—	0.01%

Total Accrual Loans	$(2,483)	(0.01)%	$(6,351)	(0.03)%	$(6,115)	(0.03)%

Non-Accrual Loans
Current	$—	0.01%	$—	0.01%	$—	0.01%

30-59 Days Past Due	—	—%	—	—%	—	—%
60-89 Days Past Due	—	—%	—	—%	—	0.01%
90+ Days Past Due	—	0.01%	—	0.01%	—	0.01%

	—	—%	—	0.02%	—	0.02%

Total Non-Accrual Loans	—	0.01%	—	0.03%	—	0.03%

	$(2,483)	—%	$(6,351)	—%	$(6,115)	—%

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Credit Quality Indicators – Consumer Loan Classes: Consumer loans and overdraft loans portfolio

As reported:

	As of December 31,
	2017		2016		2015
(in thousands of dollars, except percentages)	Loan Balance	%	Loan Balance	%	Loan Balance	%
Accrual Loans
Current	$130,830	99.91%	$120,446	98.40%	$125,229	98.55%

30-59 Days Past Due	48	0.04%	1,076	0.88%	745	0.59%
60-89 Days Past Due	18	0.01%	443	0.36%	168	0.13%
90+ Days Past Due	—	—%	370	0.30%	809	0.64%

	66	0.05%	1,889	1.54%	1,722	1.36%

Total Accrual Loans	$130,896	99.96%	$122,335	99.94%	$126,951	99.91%

Non-Accrual Loans
Current	$16	0.01%	$43	0.04%	$32	0.03%

30-59 Days Past Due	9	0.01%	22	0.02%	—	—%
60-89 Days Past Due	11	0.01%	—	—%	47	0.04%
90+ Days Past Due	19	0.01%	9	0.01%	39	0.03%

	39	0.03%	31	0.03%	86	0.07%

Total Non-Accrual Loans	55	0.04%	74	0.06%	118	0.09%

	$130,951	100.00%	$122,409	100.00%	$127,069	100.00%

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Credit Quality Indicators – Consumer Loan Classes: Consumer loans and overdraft loans portfolio

As revised:

	As of December 31,
	2017		2016		2015
(in thousands of dollars, except percentages)	Loan Balance	%	Loan Balance	%	Loan Balance	%
Accrual Loans
Current	$130,830	99.91%	$120,463	98.40%	$125,229	98.55%

30-59 Days Past Due	48	0.04%	1,076	0.88%	745	0.59%
60-89 Days Past Due	18	0.01%	443	0.36%	168	0.13%
90+ Days Past Due	—	—%	370	0.30%	809	0.64%

	66	0.05%	1,889	1.54%	1,722	1.36%

Total Accrual Loans	$130,896	99.96%	$122,352	99.94%	$126,951	99.91%

Non-Accrual Loans
Current	$16	0.01%	$43	0.03%	$32	0.02%

30-59 Days Past Due	9	0.01%	22	0.02%	—	—%
60-89 Days Past Due	11	0.01%	—	—%	47	0.04%
90+ Days Past Due	19	0.01%	9	0.01%	39	0.03%

	39	0.03%	31	0.03%	86	0.07%

Total Non-Accrual Loans	55	0.04%	74	0.06%	118	0.09%

	$130,951	100.00%	$122,426	100.00%	$127,069	100.00%

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Credit Quality Indicators – Consumer Loan Classes: Consumer loans and overdraft loans portfolio

Effects of change:

	As of December 31,
	2017		2016		2015
(in thousands of dollars, except percentages)	Loan Balance	%	Loan Balance	%	Loan Balance	%
Accrual Loans
Current	$—	—%	$17	—%	$—	—%

30-59 Days Past Due	—	—%	—	—%	—	—%
60-89 Days Past Due	—	—%	—	—%	—	—%
90+ Days Past Due	—	—%	—	—%	—	—%

	—	—%	—	—%	—	—%

Total Accrual Loans	$—	—%	$17	—%	$—	—%

Non-Accrual Loans
Current	$—	—%	$—	(0.01)%	$—	(0.01)%

30-59 Days Past Due	—	—%	—	—%	—	—%
60-89 Days Past Due	—	—%	—	—%	—	—%
90+ Days Past Due	—	—%	—	—%	—	—%

	—	—%	—	—%	—	—%

Total Non-Accrual Loans	—	—%	—	—%	—	—%

	$—	—%	$17	—%	$—	—%

Commitment and contingencies:

The Company previously disclosed in Note 16 “Commitments and Contingencies” to its audited consolidated financial statements as of December 31, 2017, the approximate contract amount of credit card facilities of $266.8 million. This amount should have been disclosed as $200.2 million. This change has no effect on the Consolidated Statements of Operations and Comprehensive Income, Balance Sheets or Cash Flows.

2.	Interest Earning Deposits with Banks

At December 31, 2017 and 2016 interest earning deposits with banks are comprised of deposits with the FRB in the amount of approximately $109 million and $102 million, respectively. At December 31, 2017 and 2016, the average interest rate on these deposits was approximately 1.10% and 0.51%, respectively. These deposits mature within one year.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

3.	Securities

Amortized cost and approximate fair values of securities available for sale are summarized as follows:

	December 31, 2017

	Amortized Cost	Gross Unrealized		Estimated Fair Value
(in thousands of dollars)		Gains	Losses
U.S. government sponsored enterprise debt securities	$889,396	$1,784	$(15,514)	$875,666
Corporate debt securities	310,781	3,446	(835)	313,392
U.S. government agency debt securities	293,908	870	(3,393)	291,385
Municipal bonds	179,524	2,343	(1,471)	180,396
Mutual funds	24,262	—	(645)	23,617
U.S. treasury securities	2,700	2	(1)	2,701

	$1,700,571	$8,445	$(21,859)	$1,687,157

	December 31, 2016

	Amortized Cost	Gross Unrealized		Estimated Fair Value
(in thousands of dollars)		Gains	Losses
U.S. government sponsored enterprise debt securities	$1,017,957	$4,497	$(17,991)	$1,004,463
U.S. government agency debt securities	553,257	2,519	(6,692)	549,084
Corporate debt securities	370,042	2,468	(1,256)	371,254
Municipal bonds	171,693	167	(4,971)	166,889
Mutual funds	24,260	—	(645)	23,615
Foreign sovereign debt	5,228	9	—	5,237
U.S. treasury securities	2,701	9	(5)	2,705

	$2,145,138	$9,669	$(31,560)	$2,123,247

At December 31, 2017, the Company had no foreign sovereign debt securities. At December 31, 2016, foreign sovereign debt available for sale securities included only securities issued or guaranteed by the government of Colombia.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The Company’s investment securities available for sale with unrealized losses that are deemed temporary, aggregated by length of time that individual securities have been in a continuous unrealized loss position, are summarized below:

	December 31, 2017
	Less Than 12 Months		12 Months or More		Total
(in thousands of dollars)	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss
U.S. government sponsored enterprise debt securities	$333,232	$(2,956)	$485,555	$(12,558)	$818,787	$(15,514)
U.S. government agency debt securities	92,138	(728)	128,316	(2,665)	220,454	(3,393)
Municipal bonds	4,895	(8)	76,003	(1,463)	80,898	(1,471)
Corporate debt securities	94,486	(751)	3,694	(84)	98,180	(835)
Mutual funds	—	—	23,375	(645)	23,375	(645)
U.S. treasury securities	—	—	2,199	(1)	2,199	(1)

	$524,751	$(4,443)	$719,142	$(17,416)	$1,243,893	$(21,859)

	December 31, 2016
	Less Than 12 Months		12 Months or More		Total
(in thousands of dollars)	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss
U.S. government sponsored enterprise debt securities	$735,759	$(16,212)	$57,914	$(1,779)	$793,673	$(17,991)
U.S. government agency debt securities	183,299	(1,659)	263,526	(5,033)	446,825	(6,692)
Municipal bonds	140,864	(4,971)	—	—	140,864	(4,971)
Corporate debt securities	116,073	(1,255)	1,111	(1)	117,184	(1,256)
Mutual funds	23,375	(645)	—	—	23,375	(645)
U.S. treasury securities	2,195	(5)	—	—	2,195	(5)

	$1,201,565	$(24,747)	$322,551	$(6,813)	$1,524,116	$(31,560)

At December 31, 2017 and 2016 debt securities issued by U.S. government-sponsored entities and agencies held by the Company were issued by institutions which the government has affirmed its commitment to support. Because the decline in fair value is attributable to changes in interest rates, and not credit quality, and because the Company does not have the intent to sell these debt securities and it is more likely than not that it will not be required to sell the securities before their anticipated recovery, the Company does not consider these securities to be other-than-temporarily impaired.

Unrealized losses on municipal and corporate debt securities, at December 31, 2017 and 2016, are attributable to normal fluctuations in interest rates and investment securities markets, and as a result, temporary in nature. In addition, the issuers of these debt securities are considered to be high quality, and management does not intend to sell these investments and it is more likely than not that it will not be required to sell these investments before their anticipated recovery. As a result, the Company does not consider these securities to be other-than-temporarily impaired.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Amortized cost and approximate fair values of securities held to maturity at December 31, 2017 are summarized as follows:

	December 31, 2017
	Amortized Cost	Gross Unrealized		Estimated Fair Value
(in thousands of dollars)		Gains	Losses
U.S. government sponsored enterprise debt securities	$86,826	$47	$(441)	$86,432
U.S. Government agency debt securities	3,034	—	—	3,034

	$89,860	$47	$(441)	$89,466

Contractual maturities of securities at December 31, 2017 are as follows:

	Available for Sale		Held to Maturity
(in thousands of dollars)	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
Within 1 year	$6,745	$6,737	$—	$—
After 1 year through 5 years	272,928	273,483	—	—
After 5 years through 10 years	252,512	252,315	—	—
After 10 years	1,144,124	1,131,005	89,860	89,466
No contractual maturities	24,262	23,617	—	—

	$1,700,571	$1,687,157	$89,860	$89,466

Actual maturities of investment securities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties. Proceeds from sales and calls of securities available for sale in 2017 and 2016 were approximately $393 million and $584 million, respectively, with gross realized gains of $2.6 million and gross realized losses of $4.2 million in 2017, gross realized gains of $7.3 million and gross realized losses of $6.2 million in 2016.

At December 31, 2017 and 2016, securities available for sale with a fair value of approximately $246 million and $371 million, respectively, were pledged as collateral to secure securities sold under agreements to repurchase and advances from the FHLB.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

4.	Loans

The loan portfolio consists of the following loan classes:

(in thousands of dollars)	2017	2016
Real estate loans
Commercial
Nonowner-occupied	$1,713,104	$1,377,753
Multi-family residential	839,709	667,256
Land development and construction loans	406,940	429,085

	2,959,753	2,474,094
Single-family residential	512,754	470,489
Owner-occupied	610,386	610,657

	4,082,893	3,555,240
Commercial loans	1,354,755	1,670,802
Loans to financial institutions and acceptances	497,626	416,293
Consumer loans and overdrafts	130,951	122,426

	$6,066,225	$5,764,761

The amounts in the table above include loans under syndication facilities for approximately $989 million and $996 million at December 31, 2017 and 2016, respectively. These loans are primarily designed for providing working capital to certain qualified domestic and international commercial entities meeting strict credit quality criteria and concentration limits, and approved in accordance with credit policies.

While maintaining a diversified loan portfolio, the Company is dependent mostly on the economic conditions that affect South Florida, greater Houston and the greater New York City area, especially the five New York City boroughs. Also, the Company’s loans to financial institutions and acceptances primarily include trade financing facilities through letters of credits, bankers’ acceptances, pre and post-export financing, and working capital loans, among others. Loans in this portfolio segment are generally granted for terms not exceeding three years and on an unsecured basis under the limits of an existing credit program, primarily to the largest financial institutions that we believe are of the highest quality in Brazil, Chile, Colombia, Mexico and Peru, as well as other countries in Latin America. Diversification is managed through policies with limitations for exposure to individual or related debtors and for country risk exposure.

The following tables summarize international loans by country, net of loans fully collateralized with cash of approximately $32 million and $63 million at December 31, 2017 and 2016, respectively.

	December 31, 2017
(in thousands of dollars)	Brazil	Venezuela	Chile	Others (1)	Total
Real estate loans
Single-family residential (2)	$219	$145,069	$179	$7,246	$152,713
Loans to financial institutions and acceptances	129,372	—	93,000	258,811	481,183
Commercial loans	8,451	—	—	60,843	69,294
Consumer loans and overdrafts	3,046	37,609	1,364	10,060	52,079

	$141,088	$182,678	$94,543	$336,960	$755,269

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

(1)	Includes loans to borrowers in eighteen other countries which do not individually exceed 1% of total assets.
(2)	Includes mortgage loans for single-family residential properties located in the U.S.

	December 31, 2016
(in thousands of dollars)	Brazil	Venezuela	Colombia	Others (1)	Total
Real estate loans
Single-family residential (2)	$233	$147,041	$1,947	$5,620	$154,841
Commercial loans	79,738	468	19,704	138,375	238,285
Loans to financial institutions and acceptances	151,493	—	84,667	170,803	406,963
Consumer loans and overdrafts	2,757	36,639	1,070	7,385	47,851

	$234,221	$184,148	$107,388	$322,183	$847,940

(1)	Includes loans to borrowers in twenty other countries which do not individually exceed 1% of total assets.
(2)	Includes mortgage loans for single-family residential properties located in the U.S.

The age analysis of the loan portfolio by class, including nonaccrual loans, as of December 31, 2017 and 2016 are summarized in the following tables:

	December 31, 2017
	Total Loans, Net of Unearned Income		Past Due				Total Loans in Nonaccrual Status	Total Loans 90 Days or More Past Due and Accruing
(in thousands of dollars)		Current	30-59 Days	60-89 Days	Greater than 90 Days	Total Past Due
Real estate loans
Commercial
Nonowner occupied	$1,713,104	$1,712,624	$—	$—	$480	$480	$489	$—
Multi-family residential	839,709	839,709	—	—	—	—	—	—
Land development and construction loans	406,940	406,940	—	—	—	—	—	—

	2,959,753	2,959,273	—	—	480	480	489	—
Single-family residential	512,754	501,393	6,609	2,750	2,002	11,361	5,004	226
Owner-occupied	610,386	602,643	3,000	174	4,569	7,743	12,227	—

	4,082,893	4,063,309	9,609	2,924	7,051	19,584	17,720	226
Commercial loans	1,354,755	1,350,667	385	5	3,698	4,088	8,947	—
Loans to financial institutions and acceptances	497,626	497,626	—	—	—	—	—	—
Consumer loans and overdrafts	130,951	130,846	57	29	19	105	55	—

	$6,066,225	$6,042,448	$10,051	$2,958	$10,768	$23,777	$26,722	$226

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

	December 31, 2016
	Total Loans, Net of Unearned Income		Past Due				Total Loans in Nonaccrual Status	Total Loans 90 Days or More Past Due and Accruing
(in thousands of dollars)		Current	30-59 Days	60-89 Days	Greater than 90 Days	Total Past Due
Real estate loans
Commercial
Nonowner occupied	$1,377,753	$1,367,801	$347	$—	$9,605	$9,952	$10,256	$—
Multi-family residential	667,256	667,256	—	—	—	—	215	—
Land development and construction loans	429,085	426,366	—	—	2,719	2,719	2,719	—

	2,474,094	2,461,423	347	—	12,324	12,671	13,190	—
Single-family residential	470,489	457,700	4,675	1,433	6,681	12,789	8,893	116
Owner-occupied	610,657	597,101	2,819	1,713	9,024	13,556	17,185	—

	3,555,240	3,516,224	7,841	3,146	28,029	39,016	39,628	116
Commercial loans	1,670,802	1,647,532	4,141	—	19,129	23,270	31,104	—
Loans to financial institutions and acceptances	416,293	416,293	—	—	—	—	—	—
Consumer loans and overdrafts	122,426	120,505	1,098	443	380	1,921	74	370

	$5,764,761	$5,700,554	$13,080	$3,589	$47,538	$64,207	$70,446	$486

At December 31, 2017 and 2016, loans with an outstanding principal balance of $1,476 million and $1,040 million, respectively, were pledged as collateral to secure advances from the FHLB.

5.	Allowance for Loan Losses

An analysis by loan segment of the changes in the allowance for loan losses for the years ended December 31, 2017, 2016 and 2015, and its allocation by impairment methodology and the related investment in loans, net as of December 31, 2017, 2016 and 2015 are summarized in the following tables.

	December 31, 2017
(in thousands of dollars)	Real Estate	Commercial	Financial Institutions	Consumer and Others	Total
Balances at beginning of year	$30,713	$40,897	$5,304	$4,837	$81,751
Reversal of loan losses	(221)	(1,027)	(942)	(1,300)	(3,490)
Loans charged-off
Domestic	(97)	(1,979)	—	(424)	(2,500)
International	—	(6,166)	—	(757)	(6,923)
Recoveries	895	962	—	1,305	3,162

Balances at end of year	$31,290	$32,687	$4,362	$3,661	$72,000

Allowance for loan losses by impairment methodology
Individually evaluated	$—	$2,866	$—	$—	$2,866
Collectively evaluated	31,290	29,821	4,362	3,661	69,134

	$31,290	$32,687	$4,362	$3,661	$72,000

Investment in loans, net of unearned income
Individually evaluated	$1,318	$20,907	$—	$374	$22,599
Collectively evaluated	2,912,786	2,073,351	497,626	559,863	6,043,626

	$2,914,104	$2,094,258	$497,626	$560,237	$6,066,225

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

	December 31, 2016
(in thousands of dollars)	Real Estate	Commercial	Financial Institutions	Consumer and Others	Total
Balances at beginning of year	$18,331	$44,734	$9,226	$4,752	$77,043
(Reversal of) provision for loan losses	8,570	16,153	(3,922)	1,309	22,110
Loans charged-off
Domestic	(94)	(1,496)	—	(224)	(1,814)
International	—	(19,610)	—	(1,186)	(20,796)
Recoveries	3,906	1,116	—	186	5,208

Balances at end of year	$30,713	$40,897	$5,304	$4,837	$81,751

Allowance for loan losses by impairment methodology
Individually evaluated	$—	$6,596	$—	$—	$6,596
Collectively evaluated	30,713	34,301	5,304	4,837	75,155

	$30,713	$40,897	$5,304	$4,837	$81,751

Investment in loans, net of unearned income
Individually evaluated	$13,792	$51,332	$—	$4,205	$69,329
Collectively evaluated	2,364,161	2,398,552	416,336	516,383	5,695,432

	$2,377,953	$2,449,884	$416,336	$520,588	$5,764,761

	December 31, 2015
(in thousands of dollars)	Real Estate	Commercial	Financial Institutions	Consumer and Others	Total
Balances at beginning of year	$17,603	$34,337	$9,849	$3,596	$65,385
(Reversal of) provision for loan losses	125	10,286	(623)	1,432	11,220
Loans charged-off
Domestic	(197)	(1,612)	—	(162)	(1,971)
International	—	(73)	—	(300)	(373)
Recoveries	800	1,796	—	186	2,782

Balances at end of year	$18,331	$44,734	$9,226	$4,752	$77,043

Allowance for loan losses by impairment methodology
Individually evaluated	$—	$9,094	$—	$—	$9,094
Collectively evaluated	18,331	35,640	9,226	4,752	67,949

	$18,331	$44,734	$9,226	$4,752	$77,043

Investment in loans, net of unearned income
Individually evaluated	$22,404	$61,254	$—	$3,361	$87,019
Collectively evaluated	1,728,953	2,583,228	742,622	481,400	5,536,203

	$1,751,357	$2,644,482	$742,622	$484,761	$5,623,222

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The following is a summary of the recorded investment amount of loan sales by portfolio segment in the years ended December 31, 2017, 2016 and 2015:

(in thousands of dollars)	Real Estate	Commercial	Financial Institutions	Consumer and others	Total
2017	$15,040	$35,260	$40,177	$—	$90,477

2016	$9,151	$72,597	$23,500	$—	$105,248

2015	$7,893	$45,714	$30,500	$—	$84,107

The following is a summary of impaired loans as of December 31, 2017 and 2016:

	December 31, 2017
	Recorded Investment
(in thousands of dollars)	With a Valuation Allowance	Without a Valuation Allowance	Total	Average	Total Unpaid Principal Balance	Valuation Allowance	Interest Income Recognized
Real estate loans
Commercial
Nonowner occupied	$—	$327	$327	$225	$327	$—	$—
Multi-family residential	—	1,318	1,318	7,898	1,330	—	54
Land development and construction loans	—	—	—	1,359	—	—	—

	—	1,645	1,645	9,482	1,657	—	54
Single-family residential	—	877	877	3,100	871	—	1,101
Owner-occupied	—	10,918	10,918	13,440	12,323	—	11

	—	13,440	13,440	26,022	14,851	—	1,166
Commercial loans	7,173	1,986	9,159	18,211	14,784	2,866	12
Loans to financial institutions and acceptances	—	—	—	—	—	—	—
Consumer loans and overdrafts	—	—	—	—	—	—	—

	$7,173	$15,426	$22,599	$44,233	$29,635	$2,866	$1,178

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

	December 31, 2016
	Recorded Investment
(in thousands of dollars)	With a Valuation Allowance	Without a Valuation Allowance	Total	Average	Total Unpaid Principal Balance	Valuation Allowance	Interest Income Recognized
Real estate loans
Commercial
Nonowner occupied	$—	$10,186	$10,186	$6,431	$10,806	$—	$314
Multi-family residential	—	1,492	1,492	3,790	1,506	—	64
Land development and construction loans	—	2,719	2,719	8,454	2,719	—	450

	—	14,397	14,397	18,675	15,031	—	828
Single-family residential	—	6,852	6,852	5,391	8,146	—	186
Owner-occupied	—	16,625	16,625	15,490	18,108	—	201

	—	37,874	37,874	39,556	41,285	—	1,215
Commercial loans	21,536	9,919	31,455	23,132	31,467	6,596	1,984
Loans to financial institutions and acceptances	—	—	—	—	—	—	—
Consumer loans and overdrafts	—	—	—	5	—	—	—

	$21,536	$47,793	$69,329	$62,693	$72,752	$6,596	$3,199

The recorded investment in loans considered troubled debt restructuring (“TDR”) completed during 2017 totaled approximately $1.5 million as of December 31, 2017 ($12.3 million as of December 31, 2016 for TDR loans completed in 2016, and $6.3 million as of December 31, 2015 for TDR loans completed in 2015). In 2017, there was one commercial real estate owner-occupied TDR loan for $0.6 million completed since 2016, which subsequently defaulted under the modified terms of the loan agreement. In 2016, there were four commercial real estate owner-occupied TDR loans totaling $3.0 million, and six single-family residential TDR loan totaling $2.9 million completed since 2015, which subsequently defaulted under the modified terms of the loan agreement. In 2015, there no TDR loans completed since 2014, which subsequently defaulted under the modified terms of the loan agreement. In 2017, the Company charged-off $6.0 million against the allowance for loan losses as a result of the designation of a commercial loan as TDR. In 2017, 2016 and 2015, all TDR loans were commercial and real estate loans under modified terms that did not substantially impact the allowance for loan losses since these impaired loans were recorded at their realizable value, which approximated their fair value previous to their designation as TDR loans.

Credit Risk Quality

The sufficiency of the allowance for loan losses is reviewed monthly by the Chief Risk Officer and the Chief Financial Officer. These recommendations are reviewed and approved monthly by the Executive Committee. The Board of Directors considers the allowance for loan losses as part of its review of the Company’s consolidated financial statements. As of December 31, 2017 and 2016, the Company considers the allowance for loan losses to be sufficient to absorb losses in the loans portfolio in accordance with U.S. GAAP.

Loans may be classified but not considered impaired due to one of the following reasons: (1) the Company has established minimum dollar amount thresholds for loan impairment testing, which results in loans under those thresholds being excluded from impairment testing and therefore not included in impaired loans; (2) classified loans may be considered nonimpaired because collection of all amounts due is probable.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

As part of the on-going monitoring of the credit quality of the Company’s loan portfolio, management tracks certain credit quality indicators including trends related primarily to (i) the risk rating of loans, (ii) the loan payment status, (iii) net charge-offs, (iv) nonperforming loans and (v) the general economic conditions in the main geographies where the Company’s borrowers conduct their businesses.

The Company utilizes a credit risk rating system to identify the risk characteristics of each of its loans. Loans are rated on a quarterly basis (or more frequently when the circumstances require it) on a scale from 1 (worst credit quality) to 10 (best credit quality). Loans are then grouped in five master risk categories for purposes of monitoring rising levels of potential loss risks and to enable the activation of collection or recovery processes as defined in the Company’s Credit Risk Policy. The following is a summary of the master risk categories and their associated loan risk ratings, as well as a description of the general characteristics of the master risk category:

Loan Risk Rating
Master risk category
Nonclassified	4 to 10
Classified	1 to 3
Substandard	3
Doubtful	2
Loss	1

Nonclassified

This category includes loans considered as Pass and Special Mention. A loan classified as pass is considered of sufficient quality to preclude a lower adverse rating. These loans are generally well protected by the current net worth and paying capacity of the borrower or by the value of any collateral received. Special Mention loans are defined as having potential weaknesses that deserve management’s close attention which, if left uncorrected, could potentially result in further credit deterioration. Special Mention loans may include loans originated with certain credit weaknesses or that developed those weaknesses since their origination.

Classified

This classification indicates the presence of credit weaknesses which could make loan repayment unlikely, such as partial or total late payments and other contractual defaults.

Substandard

A loan classified substandard is inadequately protected by the sound worth and paying capacity of the borrower or the collateral pledged. They are characterized by the distinct possibility that the Company will sustain some loss if the credit weaknesses are not corrected. Loss potential, while existing in the aggregate amount of substandard loans, does not have to exist in individual assets.

Doubtful

These loans have all the weaknesses inherent in a loan classified as substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. These are poor quality loans in which neither the

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

collateral, if any, nor the financial condition of the borrower presently ensure collectability in full in a reasonable period of time. As a result, the possibility of loss is extremely high; in fact, there is a permanent impairment in the collateral securing the loan.

Loss

Loans classified as loss are considered uncollectible and of such little value that the continuance as bankable assets is not warranted. This classification does not mean that the assets have absolutely no recovery or salvage value, but not to the point where a write-off should be deferred even though partial recoveries may occur in the future. This classification is based upon current facts, not probabilities. As a result, loans in this category should be promptly charged off in the period in which they surface as uncollectible.

The Company’s investment in loans by credit quality indicators as of December 31, 2017 and 2016 are summarized in the following tables.

	December 31, 2017
	Credit Risk Rating
		Classified
(in thousands of dollars)	Nonclassified	Substandard	Doubtful	Loss	Total
Real estate loans
Commercial
Nonowner occupied	$1,712,615	$489	$—	$—	$1,713,104
Multi-family residential	839,709	—	—	—	839,709
Land development and construction loans	406,940	—	—	—	406,940

	2,959,264	489	—	—	2,959,753
Single-family residential	506,885	5,869	—	—	512,754
Owner-occupied	596,519	13,867	—	—	610,386

	4,062,668	20,225	—	—	4,082,893
Commercial loans	1,340,643	14,112	—	—	1,354,755
Loans to financial institutions and acceptances	497,626	—	—	—	497,626
Consumer loans and overdrafts	126,838	4,113	—	—	130,951

	$6,027,775	$38,450	$—	$—	$6,066,225

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

	December 31, 2016
	Credit Risk Rating
		Classified
(in thousands of dollars)	Nonclassified	Substandard	Doubtful	Loss	Total
Real estate loans
Commercial
Nonowner occupied	$1,364,571	$13,182	$—	$—	$1,377,753
Multi-family residential	666,901	355	—	—	667,256
Land development and construction loans	426,366	2,719	—	—	429,085

	2,457,838	16,256	—	—	2,474,094
Single-family residential	461,480	9,009	—	—	470,489
Owner-occupied	589,592	21,065	—	—	610,657

	3,508,910	46,330	—	—	3,555,240
Commercial loans	1,639,136	31,666	—	—	1,670,802
Loans to financial institutions and acceptances	416,293	—	—	—	416,293
Consumer loans and overdrafts	117,206	5,220	—	—	122,426

	$5,681,545	$83,216	$—	$—	$5,764,761

Credit Risk Quality Indicators - Consumer Loan Classes

The credit risk quality of the Company’s residential real estate and consumer loan portfolios is evaluated by considering the repayment performance of individual borrowers, and then classified on an aggregate or pool basis. Loan secured by real estate in these classes which have been past due 90 days or more, and 120 days (non-real estate secured) or 180 days or more, are classified as Substandard and Loss, respectively. When the Company has documented that past due loans in these classes are well-secured and in the process of collection, then the loans may not be classified. These indicators are updated at least quarterly.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Single-family residential loans portfolio:

	As of December 31,
	2017		2016		2015
(in thousands of dollars, except percentages)	Loan Balance	%	Loan Balance	%	Loan Balance	%
Accrual Loans
Current	$499,307	97.38%	$455,410	96.80%	$411,217	97.17%

30-59 Days Past Due	6,025	1.17%	4,675	0.99%	2,807	0.66%
60-89 Days Past Due	2,193	0.43%	1,395	0.30%	1,258	0.30%
90+ Days Past Due	225	0.04%	116	0.02%	—	—%

	8,443	1.64%	6,186	1.31%	4,065	0.96%

Total Accrual Loans	$507,750	99.02%	$461,596	98.11%	$415,282	98.13%

Non-Accrual Loans
Current	$2,086	0.41%	$2,290	0.49%	$3,820	0.90%

30-59 Days Past Due	584	0.11%	—	—%	—	—%
60-89 Days Past Due	557	0.11%	38	0.01%	530	0.13%
90+ Days Past Due	1,777	0.35%	6,565	1.39%	3,561	0.84%

	2,918	0.57%	6,603	1.40%	4,091	0.97%

Total Non-Accrual Loans	5,004	0.98%	8,893	1.89%	7,911	1.87%

	$512,754	100.00%	$470,489	100.00%	$423,193	100.00%

Consumer loans and overdrafts:

	As of December 31,
	2017		2016		2015
(in thousands of dollars, except percentages)	Loan Balance	%	Loan Balance	%	Loan Balance	%
Accrual Loans
Current	$130,830	99.91%	$120,463	98.40%	$125,229	98.55%

30-59 Days Past Due	48	0.04%	1,076	0.88%	745	0.59%
60-89 Days Past Due	18	0.01%	443	0.36%	168	0.13%
90+ Days Past Due	—	—%	370	0.30%	809	0.64%

	66	0.05%	1,889	1.54%	1,722	1.36%

Total Accrual Loans	$130,896	99.96%	$122,352	99.94%	$126,951	99.91%

Non-Accrual Loans
Current	$16	0.01%	$43	0.03%	$32	0.02%

30-59 Days Past Due	9	0.01%	22	0.02%	—	—%
60-89 Days Past Due	11	0.01%	—	—%	47	0.04%
90+ Days Past Due	19	0.01%	9	0.01%	39	0.03%

	39	0.03%	31	0.03%	86	0.07%

Total Non-Accrual Loans	55	0.04%	74	0.06%	118	0.09%

Total Loans	$130,951	100.00%	$122,426	100.00%	$127,069	100.00%

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The Company generally takes into account the views of its regulators as to loan classification and impairment.

6.	Premises and Equipment, Net

Premises and equipment, net include the following:

	December 31,
(in thousands of dollars)	2017	2016	Estimated Useful Lives (in Years)
Land	$18,307	$19,325	NA
Buildings and improvements	93,848	115,053	10–30
Equipment leased under operating lease	19,626	19,626	15
Furniture and equipment	19,832	19,903	3–10
Computer equipment and software	29,749	27,968	3
Leasehold improvements	18,260	18,732	5–10
Work in progress	6,532	4,474	NA

	$206,154	$225,081
Less: Accumulated depreciation and amortization	(76,797)	(76,369)

	$129,357	$148,712

In 2017 and 2016, the Company sold properties with a carrying value of approximately $19.1 million and $1.0 million, respectively, and realized a gain on sale of approximately $11.3 million and $2.0 million, respectively. There were no significant sales of property and equipment in 2015.

Depreciation and amortization expense was approximately $9.0 million, $9.1 million and $8.4 million at December 31, 2017, 2016 and 2015, respectively. In 2017 and 2016 fully-depreciated equipment with an original cost of approximately $1.4 million and $1.9 million were written-off with a charge to their respective accumulated depreciation.

7.	Time Deposits

Time deposits in denominations of $100,000 or more amounted to approximately $1.2 billion and $922 million at December 31, 2017 and 2016, respectively. Time deposits in denominations of $250,000 or more amounted to approximately $624 million and $536 million at December 31, 2017 and 2016, respectively. The average interest rate paid on time deposits, was approximately 1.26% in 2017 and 1.01% in 2016. Time deposits include brokered time deposits, all in denominations of less than $100,000. As of December 31, 2017 and 2016 these time deposits amounted to $780 million and $691 million, respectively.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

At December 31, 2017 and 2016 time deposits maturities were as follows:

(in thousands, except percentages)	2017		2016
Year of Maturity	Amount	%	Amount	%
2017	$—	—%	$1,150,587	62.63%
2018	1,357,668	60.44%	396,019	21.55%
2019	331,515	14.76%	142,316	7.75%
2020	194,175	8.64%	19,766	1.08%
2021	103,781	4.62%	104,066	5.66%
2022 and thereafter	259,295	11.54%	24,502	1.33%

	$2,246,434	100.00%	$1,837,259	100.00%

8.	Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase are primarily used to fund asset matching transactions or to accommodate major customer deposits. At December 31, 2017, there were no securities sold under agreements to repurchase. At December 31, 2016, securities sold under agreements to repurchase amounted to approximately $50 million. In 2017, the highest month-end outstanding balance and monthly average outstanding balance was approximately $50 million ($73 million in 2016). The average interest rate paid in 2017 and 2016 was 3.8% and 4.5%, respectively.

9.	Advances From the Federal Home Loan Bank and Other Borrowings

At December 31, 2017 and 2016, the Company had outstanding advances from the FHLB and other borrowings as follows:

Year of Maturity	Interest Rate	2017	2016
(in thousands of dollars)
2017	0.37% to 1.08%	$—	$455,000
2018	0.90% to 2.03%	567,000	65,000
2019	1.00% to 3.86%	155,000	130,000
2020	1.50% to 2.74%	211,000	181,000
2021	1.93% to 2.50%	240,000	100,000

		$1,173,000	$931,000

At December 31, 2017, advances from the FHLB include $255 million ($225 million in 2016) which have variable interest rates ranging from 1.23% to 1.71% with maturities in 2018 and 2019 (0.75% to 1.08% with maturities within a year in 2016).

At December 31, 2017 and 2016, the Company held stock of the FHLB for approximately $57 million and $46 million, respectively. The terms of the advance agreement require the Company to maintain certain investment securities and loans as collateral for these advances. At December 31, 2017 and 2016, the Company was in compliance with this requirement of the FHLB membership agreement.

Other borrowings as of December 31, 2017 and 2016 include $12 million and $10 million in advances from other banks, respectively, which matured in January 2018 and 2017, respectively.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

10.	Derivative Instruments

From time to time, the Company enters into derivative financial instruments as part of its interest rate management activities and to facilitate customer transactions. Those instruments may or not be designated and qualify as part of a hedging relationship.

At December 31, 2017 and 2016 the fair value of the Company’s derivative instruments was as follows:

	2017		2016
(in thousands of dollars)	Other Assets	Other Liabilities	Other Assets
Interest rate swaps designated as cash flow hedges	$5,462	$—	$5,309

Interest rate swaps not designated as hedging instruments:
Customers	1,375	—	—
Third party broker	—	1,375	—

	1,375	1,375	—

Interest Rate Caps not designated as hedging instruments:
Customers	—	195	—
Third party broker	195	—	—

	195	195	—

	$7,032	$1,570	$5,309

Derivatives Designated as Hedging Instruments

During 2017 and 2016 the Company entered into interest rate swaps that were designated and qualified as cash flow hedges. These interest rate swaps were designed as cash flow hedges to manage the exposure that arises from differences in the amount of the Company’s known or expected cash receipts and the known or expected cash payments related to the Company’s borrowings from the FHLB, the value of which are determined by interest rates.

At December 31, 2017 and 2016 the Company’s interest rate swaps designated as cash flow hedges involve the payment of fixed-rate amounts in exchange for the Company receiving variable-rate payments over the life of the agreements without exchange of the underlying notional amount.

As of December 31, 2017 and 2016 the Company had 15 interest rate swap contracts with a total notional amount of $255 million that were designated as cash flow hedges of floating rate interest payments on the currently outstanding and expected subsequent rollover of advances from the FHLB. As of December 31, 2017, these advances have a carrying amount of $366 million and maturities ranging from two to nine years ($255 million with maturities ranging from four to ten years as of December 31, 2016). The interest rate swaps mature in 3 to 9 years (four to ten years in 2016). The Company expects the hedge relationships to be highly effective in offsetting the effects of changes in interest rates in the cash flows associated with the advances from the FHLB. No hedge ineffectiveness gains or losses were recognized in 2017 and 2016.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Derivatives Not Designated as Hedging Instruments

At December 31, 2017, the Company had one interest rate swap contract with a customer with a total notional amount of $54.6 million (none in 2016). These instruments involve the payment of fixed-rate amounts in exchange for the Company receiving variable-rate payments over the life of the contracts. In addition, at December 31, 2017, the Company had an interest rate swap mirror contract with a third party broker with similar terms. These instruments mature in 10 years and do not involve the exchange of the underlying notional amount.

At December 31, 2017, the Company had seven interest rate cap contracts with customers with a total notional amount of $162.1 million (none in 2016). In addition, the Company had seven interest rate cap mirror contracts with a third party broker with similar terms. These instruments’ maturities range from one and a half years to four years.

Related to its derivatives not designated as hedging instruments, the Company previously disclosed in Note 10 of its audited consolidated financial statements as of and for the year ended December 31, 2017, notional amounts of interest rate swaps and interest cap contracts of $111 million and $206 million, respectively. These amounts should have been disclosed as $54.6 million and $162.1 million, respectively, as reflected above. These changes to the previously disclosed amounts have no impact on the Consolidated Statements of Operations and Comprehensive Income, Balance Sheets or Cash Flows.

11.	Junior Subordinated Debentures Held by Trust Subsidiaries

At December 31, 2017 and 2016, the Company owns all of the common capital securities issued by 8 trust subsidiaries (“the Trust Subsidiaries”). These Trust Subsidiaries were first formed by the Company for the purpose of issuing trust preferred securities (“the Trust Preferred Securities”) and investing the proceeds in the junior subordinated debentures issued by the Company. The common securities issued by the Trust Subsidiaries were received and the obligations under the junior subordinated debentures were assumed by the Company in 2008 as part of the corporate reorganization described in Note 1. The debentures have the full and unconditional guarantee of the Company. The Company records the common capital securities issued by the Trust Subsidiaries in other assets in its consolidated balance sheets using the equity method. The junior subordinated debentures issued to the Trust Subsidiaries, less the common securities of the Trust Subsidiaries, qualify as Tier 1 regulatory capital.

The following table provides information of the outstanding Trust Preferred Securities issued by, and the junior subordinated debentures issued to, each of the Trust Subsidiaries as of December 31, 2017 and 2016:

(in thousands of dollars)	Amount of Trust Preferred Securities Issued by Trust	Principal Amount of Debenture Issued to Trust	Year of Issuance	Annual Rate of Trust Preferred Securities and Debentures	Year of Maturity
Commercebank Capital Trust I	$26,830	$28,068	1998	8.9%	2028
Commercebank Statutory Trust II	15,000	15,464	2000	10.6%	2030
Commercebank Capital Trust III	10,000	10,400	2001	10.18%	2031
Commercebank Capital Trust VI	9,250	9,537	2002	3-M LIBOR + 3.35%	2033
Commercebank Capital Trust VII	8,000	8,248	2003	3-M LIBOR + 3.25%	2033
Commercebank Capital Trust VIII	5,000	5,155	2004	3-M LIBOR + 2.85%	2034
Commercebank Capital Trust IX	25,000	25,774	2006	3-M LIBOR + 1.75%	2038
Commercebank Capital Trust X	15,000	15,464	2006	3-M LIBOR + 1.78%	2036

	$114,080	$118,110

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The Company and the Trust Subsidiaries have the option to defer payment of interest on the obligations for up to ten semi-annual periods. In 2017 and 2016, no payment of interest have been deferred on these obligations. The Trust Preferred Securities are subject to mandatory redemption, in whole or in part, upon the maturity or early redemption of the debentures.

12.	Income Taxes

The components of the income tax expense for the years ended December 31, 2017, 2016, and 2015 are as follows:

(in thousands of dollars)	2017	2016	2015
Current provision
Federal	$19,194	$10,981	$9,095
State	1,763	844	782
Impact of lower rate under the 2017 Tax Act -
Remeasurement of net deferred tax assets, other than balances corresponding to items in AOCI	8,470	—	—
Remeasurement of net deferred tax assets corresponding to items in AOCI	1,094	—	—
Deferred tax expense (benefit)	3,471	(1,614)	(1,363)

	$33,992	$10,211	$8,514

On December 22, 2017, the 2017 Tax Act was signed into law. This law significantly changes U.S. tax law by, among other things, lowering corporate federal income tax rates and implementing a territorial tax system. The legislation permanently reduces the U.S. corporate income tax rate from 35% to 21%, effective January 1, 2018. As a result of the reduction in the U.S. corporate federal income tax rate, the Company remeasured its ending net deferred tax assets at December 31, 2017 and recognized a total of $9.6 million tax expense in the Company’s consolidated statement of income for the year ended December 31, 2017.

A reconciliation of the income tax expense at the statutory federal income tax rate to the Company’s effective income tax rate for the years ended December 31, 2017, 2016, and 2015 follows:

	2017		2016		2015
(in thousands of dollars)	Amount	%	Amount	%	Amount	%
Tax expense calculated at the statutory federal income tax rate	$26,967	35.0%	$11,827	35.0%	$8,246	35.0%
Increases (decreases) resulting from:
Impact of the 2017 Tax Act -
Remeasurement of net deferred tax assets	9,564	12.41%	—	—%	—	—%
Income not subject to tax	(3,553)	(4.61)%	(2,679)	(7.93)%	(454)	(1.93)%
Disallowed interest expense and other expenses	577	0.75%	464	1.37%	164	0.7%
State and city income taxes, net of federal income tax benefit	1,146	1.49%	549	1.62%	508	2.16%
Other, net	(709)	(0.92)%	51	0.16%	50	0.21%

	$33,992	44.12%	$10,211	30.22%	$8,514	36.14%

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The composition of the net deferred tax asset is as follows:

	December 31,
(in thousands of dollars)	2017	2016
Tax effect of temporary differences
Provision for loan losses	$13,372	$25,704
Deferred compensation expense	3,460	4,437
Net unrealized losses in other comprehensive income	1,680	5,886
Dividend income	946	1,693
Interest income on nonaccrual loans	599	1,558
Goodwill amortization	(3,223)	(4,866)
Depreciation and amortization	(3,601)	(6,032)
Other	1,350	2,350

Net deferred tax asset amount	$14,583	$30,730

The Company evaluates the deferred tax asset for recoverability using a consistent approach which considers the relative impact of negative and positive evidence, including its own historical financial performance and that of its operating subsidiaries and projections of future taxable income. This evaluation involves significant judgment by management about assumptions that are subject to change from period to period. Management believes that the weight of all the positive evidence currently available exceeds the negative evidence in support of the realization of the future tax benefits associated with the federal net deferred tax asset. As a result, management has concluded that the federal net deferred tax asset in its entirety will more likely than not be realized. Therefore, a valuation allowance is not considered necessary. If future results differ significantly from the Company’ current projections, a valuation allowance against the net deferred tax asset may be required.

At December 31, 2017 and 2016 the Company had accumulated net operating losses (“NOLs”) in the State of Florida of approximately $143.6 million and $132.3 million, respectively. These NOLs are carried forward for a maximum of 20 years based on applicable Florida law. The deferred tax asset related to these NOLs at December 31, 2017 and 2016 is approximately $6.2 million and $4.7 million, respectively. A valuation allowance has been recorded against the state deferred tax asset related to these NOLs as management believes it is more likely than not that the tax benefit will not be realized.

At December 31, 2017 and 2016, the Company had no unrecognized tax benefits or associated interest or penalties that needed to be accrued.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

13.	Other Comprehensive Income (Loss)

The related tax effect allocated to each component of other comprehensive income (loss) for the years ended December 31, 2017, 2016, and 2015 is as follows:

	2017
(in thousands of dollars)	Before Tax Amount	Tax Effect	Net of Tax Amount
Net unrealized holding gain on securities available for sale arising during the year	$6,875	$(3,298)	$3,577
Net unrealized holding gains on cash flow hedges arising during the year	293	(141)	152
Reclassification adjustment for net losses on sale of securities included in net income	1,601	(768)	833

Other comprehensive income	$8,769	$(4,207)	$4,562

	2016
(in thousands of dollars)	Before Tax Amount	Tax Effect	Net of Tax Amount
Net unrealized holding losses on securities available for sale arising during the year	$(5,952)	$2,113	$(3,839)
Net unrealized holding gains on cash flow hedges arising during the year	5,578	(1,980)	3,598
Reclassification adjustment for net gains on sale of securities included in net income	(1,556)	552	(1,004)

Other comprehensive loss	$(1,930)	$685	$(1,245)

	2015
(in thousands of dollars)	Before Tax Amount	Tax Effect	Net of Tax Amount
Net unrealized holding losses on securities available for sale arising during the year	$(17,762)	$6,306	$(11,456)
Net unrealized holding losses on cash flow hedges arising during the year	(177)	63	(114)
Reclassification adjustment for net gains on sale of securities included in net income	(1,950)	692	(1,258)

Other comprehensive loss	$(19,889)	$7,061	$(12,828)

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

14.	Related Party Transactions

The Company considers entities that are part of the MSF group worldwide as related parties given that they share a common parent. Included in the consolidated balance sheets and the consolidated statements of operations are amounts with related parties as follows:

	December 31,
(in thousands of dollars)	2017	2016
Assets
Other assets	$—	$446

Liabilities
Demand deposits, noninterest bearing	$24,879	$20,248
Demand deposits, interest bearing	21,071	54,330
Money market	449	282
Time deposits and accounts payable	7,636	2,652

Total due to related parties	54,035	77,512

Net due to related parties	$(54,035)	$(77,066)

	Year ended December 31
(in thousands of dollars)	2017	2016	2015
Income
Data processing and other services	$1,532	$2,328	$2,287
Rental income from operating lease	1,971	1,976	1,971
Service charges	90	83	84

	$3,593	$4,387	$4,342

Expenses
Interest expense	$85	$73	$157
Loss on sale of securities	—	796	—
Fees and other expenses	302	504	600

	387	1,373	757

	$3,206	$3,014	$3,585

The Company makes loans in the normal course of business to certain related parties. At December 31, 2017 and 2016, these loans amounted to $4.8 million and $12.6 million, respectively. These loans are generally made to persons who participate or have authority to participate (other than in the capacity of a director) in major policymaking functions of the Company or its affiliates, such as principal owners and management of the entity and their immediate families.

In 2016, the Company sold securities guaranteed by the government of Venezuela to a non-U.S. affiliate at their fair value of approximately $11.8 million and realized a loss on the sale of approximately $0.8 million. Such securities had been held by the Company as available for sale.

In 2016, the Company bought from the Bank a non-performing loan to a Canadian oil company’ Colombian operation at its fair value at the time of the transaction. Subsequently, the Company sold to a non-U.S. affiliate shares received in a restructuring of the same loan at their estimated fair value of approximately $4.9 million, which was included in other assets in the cash flow statement, and realized no gain or loss on sale of such shares.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

For the years ended December 31, 2017 and 2016, participations in corporate financial institution loans that were sold to non- U.S. affiliates amounted to approximately $45 million and $50 million, respectively. There were no participations purchased from affiliates in 2017, 2016 and 2015. These participated loans were made to unaffiliated borrowers under terms consistent with the Company’s normal lending practices. The Company recorded no gain or loss on these loan participation transactions.

The Company provides certain data processing and corporate services to non-U.S. affiliates under the term of certain service level agreements. Fee income for those services are included in data processing and other fees above.

Through one of its operating subsidiaries, G200 Leasing, LLC (“G200 Leasing”), the Company leases to MSF an aircraft the Company owns. Under the terms of the lease agreement, MSF has sole use of the aircraft and provides for all of its scheduled maintenance, including maintaining sufficient qualified collateral in accordance with U.S. banking regulatory requirements. MSF had time deposits with the Company of $2.0 million at December 31, 2017 and 2016, to meet those collateral requirements. MSF makes monthly payments to G200 Leasing in accordance with the lease agreement. Income from this lease agreement is included in Rental income from operating lease in the table above. As amended in 2017, the lease agreement will expire in February 2023.

On February 15, 2018, the Company sold all of its interest in G200 Leasing to a non-U.S. subsidiary of MSF. See Note 22. “Subsequent Events.”

Transactions with related parties are entered into pursuant to the Company’s policies and procedures on substantially the same terms and conditions as transactions with unaffiliated third parties.

15.	Employee Benefit Plan

The Mercantil Bank U.S.A. Retirement Plan (formerly Mercantil Commercebank U.S.A. Retirement Plan) (the “Plan”) is a 401(k) benefit plan covering substantially all employees of the Company.

The Company matches 100% of each participant’s contribution up to a maximum of 5% of their annual salary. Contributions by the Company to the Plan are based upon a fixed percentage of participants’ salaries as defined by the Plan. The Plan enables Highly Compensated employees to contribute up to the maximum allowed without further restrictions. All contributions made by the Company to the participants’ accounts are vested immediately. In addition, employees with at least three months of service and who have reached the age of 21 may contribute a percentage of their salaries to the Plan as elected by each participant.

The Company contributed to the Plan approximately $4 million in 2017 and 2016, in matching contributions.

16.	Commitments and Contingencies

The Company and its subsidiaries are party to various legal actions arising in the ordinary course of business. In the opinion of management, the outcome of these proceedings litigation will not have a significant effect on the Company’s consolidated financial position or results of operations.

The Company occupies various banking centers under noncancelable lease agreements expiring through the year 2046. Actual rental payments expenses may include deferred rents but are recognized as rent expense on a straight line basis. Rent expense under these leases was approximately $6 million for each of the years ended December 31, 2017 and 2016, respectively.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Future minimum annual lease payments under such leases are as follows:

(in thousands of dollars)
Years	Approximate Amount
2018	$5,582
2019	5,390
2020	5,456
2021	5,207
2022	4,707
Thereafter	44,434

$70,776

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the financial statements.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making loan commitments and letters of credit as it does for on-balance sheet instruments. The Company controls the credit risk of loan commitments and letters of credit through credit approvals, customer limits, and monitoring procedures.

Loan commitments are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Loan commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Company evaluates each customer’s credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation. Collateral held varies but may include cash, accounts receivable, inventory, property and equipment, real estate in varying stages of development, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support borrowing arrangements. They generally have one year terms and are renewable on a yearly basis. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company generally holds deposits, investments and real estate as collateral supporting those commitments. The extent of collateral held for those commitments at December 31, 2017 ranges from unsecured commitments to commitments fully collateralized by cash and securities.

Commercial letters of credit are conditional commitments issued by the Company to guarantee payment by a customer to a third party upon proof of shipment or delivery of goods as agreed. Commercial letters of credit are used primarily for importing or exporting goods and are terminated when proper payment is made by the customer.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Financial instruments whose contract amount represents off-balance sheet credit risk at December 31, 2017 are generally short-term and are as follows:

(in thousands of dollars)	Approximate Contract Amount
Commitments to extend credit	$762,437
Credit card facilities	200,229
Standby letters of credit	17,369
Commercial letters of credit	981

$981,016

17.	Fair Value Measurement

Assets and liabilities measured at fair value on a recurring basis are summarized below:

	December 31, 2017
(in thousands of dollars)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Third-Party Models with Observable Market Inputs (Level 2)	Internal Models with Unobservable Market Inputs (Level 3)	Total Carrying Value in the Consolidated Balance Sheet
Assets
Securities available for sale
U.S. government sponsored enterprise debt securities	$—	$875,666	$—	$875,666
Corporate debt securities	—	313,392	—	313,392
U.S. government agency debt securities	—	291,385	—	291,385
Municipal bonds	—	180,396	—	180,396
Mutual funds	—	23,617	—	23,617
U.S. treasury securities	—	2,701	—	2,701

	—	1,687,157	—	1,687,157
Bank owned life insurance	—	200,318	—	200,318
Derivative instruments	—	7,032	—	7,032

	$—	$1,894,507	$—	$1,894,507

Liabilities
Derivative instruments	$—	$1,570	$—	$1,570

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

	December 31, 2016
(in thousands of dollars)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Third-Party Models with Observable Market Inputs (Level 2)	Internal Models with Unobservable Market Inputs (Level 3)	Total Carrying Value in the Consolidated Balance Sheet
Assets
Securities available for sale
U.S. government sponsored enterprise debt securities	$—	$1,004,463	$—	$1,004,463
U.S. government agency debt securities	—	549,084	—	549,084
Corporate debt securities	—	371,254	—	371,254
Municipal bonds	—	166,889	—	166,889
Mutual funds	—	23,615	—	23,615
Foreign sovereign debt	—	5,237	—	5,237
U.S. treasury securities	—	2,705	—	2,705

	—	2,123,247	—	2,123,247
Bank owned life insurance	—	164,860		164,860
Derivative instruments	—	5,309		5,309

	$—	$2,293,416	$—	$2,293,416

Level 2 Valuation Techniques

The valuation of securities and derivative instruments is performed through a monthly pricing process using data provided by third parties considered leading global providers of independent data pricing services (“the Pricing Providers”). These pricing providers collect, use and incorporate descriptive market data from various sources, quotes and indicators from leading broker dealers to generate independent and objective valuations.

The valuation techniques and the inputs used in our consolidated financial statements to measure the fair value of our recurring Level 2 financial instruments consider, among other factors, the following:

•	Similar securities actively traded which are selected from recent market transactions.

•	Observable market data which includes spreads in relationship to LIBOR, swap curve, and prepayment speed rates, as applicable.

•	The captured spread and prepayment speed is used to obtain the fair value for each related security.

On a quarterly basis, the Company evaluates the reasonableness of the monthly pricing process described for the valuation of securities and derivative instruments. This evaluation includes the challenging of a random sample selection of the different types of securities in the investment portfolio as of the end of the quarter selected. This challenge consists of obtaining from the pricing providers a document explaining the methodology applied to obtain their fair value assessments for each type of investment included in the sample selection. The Company then analyzes in detail the various inputs used in the fair value calculation, both observable and unobservable (e.g., prepayment speeds, yield curve benchmarks, spreads, delinquency rates). Management

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

considers that the consistent application of this methodology allows the Company to understand and evaluate the categorization of the investment portfolio.

The methods described above may produce a fair value calculation that may differ from the net realizable value or may not be reflective of future fair values. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of its financial instruments could result in different estimates of fair value at the reporting date.

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

The following table presents the major category of assets measured at fair value on a nonrecurring basis:

	December 31, 2017
(in thousands of dollars)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Total Impairments
Description
Loans held for sale	$5,611	$—	$—	$—

As of December 31, 2016 there were no significant assets or liabilities measured at fair value on a nonrecurring basis.

Loans Held for Sale

The Company measures the impairment of loans held for sale based on the amount by which the carrying values of those loans exceed their fair values. The Company primarily uses independent third party quotes to measure any subsequent decline in the value of loans held for sale. As a consequence, the fair value of these loans held for sale are considered a Level 1 valuation.

18.	Fair Value of Financial Instruments

The fair value of a financial instrument represents the price that would be received to sell it in an orderly transaction between market participants at the measurement date. The best indication of the fair value of a financial instrument is determined based upon quoted market prices. However, in many cases, there are no quoted market prices for the Company’s various financial instruments. As a result, the Company derives the fair value of the financial instruments held at the reporting period-end, in part, using present value or other valuation techniques. Those techniques are significantly affected by management’s assumptions, the estimated amount and timing of future cash flows and estimated discount rates included in present value and other techniques. The use of different assumptions could significantly affect the estimated fair values of the Company’s financial instruments. Accordingly, the net realized values could be materially different from the estimates presented below.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

•

Because of their nature and short-term maturities, the carrying values of the following financial instruments were used as a reasonable estimate of their fair value: cash and cash equivalents, interest

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

earning deposits with banks, variable-rate loans with re-pricing terms shorter than twelve months, demand and savings deposits, short-term time deposits and securities sold under agreements to repurchase, and other borrowings.

•

The fair value of loans held for sale, securities including securities sold under agreements to repurchase, bank owned life insurance and derivative instruments, are based on quoted market prices, when available. If quoted market prices are unavailable, fair value is estimated using the pricing process described in Note 17.

•

The fair value of commitments and letters of credit is based on the assumption that the Company will be required to perform on all such instruments. The commitment amount approximates estimated fair value.

•

The fair value of fixed-rate loans, advances from the FHLB, and junior subordinated debentures are estimated using a present value technique by discounting the future expected contractual cash flows using the current rates at which similar instruments would be issued with comparable credit ratings and terms at the measurement date.

•

The fair value of long-term time or certificate of deposits is determined using a present value technique by discounting the future expected contractual cash flows using current rates at which similar instruments would be issued at the measurement date.

The estimated fair value of financial instruments where fair value differs from book value are as follows:

	December 31,
	2017		2016
(in thousands of dollars)	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial assets
Loans	$2,682,790	$2,566,197	$2,716,107	$2,619,238
Financial liabilities
Time deposits	1,466,464	1,461,908	1,146,316	1,143,053
Securities sold under agreements to repurchase	—	—	50,000	51,446
Advances from the Federal Home Loan Bank	1,161,000	1,164,686	921,000	927,259
Junior subordinated debentures	118,110	95,979	118,110	89,481

19.	Regulatory Matters

The Company and the Bank are subject to various regulatory requirements administered by federal banking agencies. The following is a summary of restrictions related to dividend payments and capital adequacy.

Dividend Restrictions

Dividends payable by the Bank as a national bank subsidiary of the Company, are limited by law and Office of the Comptroller of the Currency (“OCC”) regulation to the lesser of the amounts calculated under a “recent earnings” test and an “undivided profits” test. Under the recent earnings test, a dividend may not be paid if the total of all dividends declared by a bank in any calendar year is in excess of the current year’s net income combined with the retained net income of the two preceding years, unless the national bank obtains the approval

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

of the OCC. Under the undivided profits test, a dividend may not be paid in excess of a bank’s “undivided profits.” In 2017 and 2016, the Bank was in compliance with these requirements. Under regulatory capital rules, the Bank and the Company can only pay dividends to the extent either have sufficient “capital buffer” as defined in the rules.

In addition, the Company and the Bank are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain capital above regulatory minimums and the maintenance of capital in excess of capital conservation buffers required by the Federal Reserve and OCC capital regulations. The appropriate federal and state regulatory authorities are authorized to determine when the payment of dividends would be an unsafe or unsound practice, and may prohibit such dividends.

Capital Adequacy

Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company’s and the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company’s and the Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

The final rules implementing Basel Committee on Banking Supervision’s capital guidelines for U.S. banks (Basel III rules) became effective for the Company and the Bank on January 1, 2015 with full compliance with all of the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019. The Company and the Bank opted to not include the net unrealized gains or losses on available for sale securities in computing regulatory capital. Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios. As of December 31, 2017, management believes that the Company and the Bank meet all capital adequacy requirements to which they are subject, and are well capitalized. In addition, the Company and the Bank must hold a capital conservation buffer above the adequately capitalized risk-based ratios. The capital conservation buffer is being phased in from 0.0% in 2015 to 2.50% by 2019. The Company’s capital conservation buffer at year end 2017 and 2016 was 5.3% and 5.05%, respectively.

The Bank’s actual capital amounts and ratios are presented in the following table:

	Actual		Required for Capital Adequacy Purposes		Regulatory Minimums To be Well Capitalized
(in thousands of dollars)	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2017
Total capital ratio	$885,855	12.7%	$556,446	8.0%	$695,557	10.0%
Tier I capital ratio	812,631	11.7%	417,334	6.0%	556,446	8.0%
Tier I leverage ratio	812,631	9.7%	335,600	4.0%	419,500	5.0%
Common Equity Tier I	812,631	11.7%	313,001	4.5%	452,112	6.5%

December 31, 2016
Total capital ratio	$848,029	12.4%	$545,608	8.0%	$682,010	10.0%
Tier I capital ratio	767,048	11.3%	409,206	6.0%	545,608	8.0%
Tier I leverage ratio	767,048	9.2%	326,305	4.0%	407,881	5.0%
Common Equity Tier I	767,048	11.3%	306,905	4.5%	443,307	6.5%

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

The Company’s actual capital amounts and ratios are presented in the following table:

	Actual		Required for Capital Adequacy Purposes		Regulatory Minimums To be Well Capitalized
(in thousands of dollars)	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2017
Total capital ratio	$926,049	13.3%	$556,578	8.0%	$695,722	10.0%
Tier I capital ratio	852,825	12.3%	417,433	6.0%	556,578	8.0%
Tier I leverage ratio	852,825	10.2%	335,647	4.0%	419,559	5.0%
Common Equity Tier I	753,545	10.7%	313,075	4.5%	452,220	6.5%

December 31, 2016
Total capital ratio	$890,147	13.1%	$545,727	8.0%	$682,159	10.0%
Tier I capital ratio	809,167	11.9%	409,295	6.0%	545,727	8.0%
Tier I leverage ratio	809,167	9.6%	328,392	4.0%	410,490	5.0%
Common Equity Tier I	699,046	10.3%	306,971	4.5%	443,403	6.5%

20.	Segment Information

We determine our business segments based upon the products and services they provide, the functions performed, or the type of customers served. The business segment information presented in this section reflects our current organizational structure as currently evaluated by management. There are four reportable business segments: Personal and Commercial Banking (“PAC”), Corporate LATAM, Treasury, and Institutional. Corporate activities, including the activities of the Bank’s trust company and broker-dealer subsidiaries, as well as eliminations of balances and transactions between business segments and other corporate allocations are reported under Institutional. Results of these lines of business are presented on a managed basis. Substantially all revenues are generated within the U.S.

The following is a description of each of the Company’s business segments, and the products and services they provide to their respective client bases:

Personal and Commercial Banking

PAC delivers the subsidiary Bank’s core services and products to personal and commercial customers in domestic and international markets. Through this segment, both domestic and international customers are introduced to delivery channels including U.S. retail banking centers, online banking, mobile banking, and an ATM network. Targeting the needs of individuals and businesses, its products and services include consumer and commercial banking products such as checking accounts, savings accounts, time deposits, loans and lines of credit, residential and commercial mortgage lending, and unsecured loans and lines of credit, among others.

Corporate LATAM

Corporate LATAM serves financial institutions using a tiered approach, and companies in target countries in Latin America generally with over $1 billion in annual sales in several large industries. The segment combines the team’s expertise in domestic and international markets under one reporting structure to leverage relationship attraction and retention opportunities throughout all markets served. Results of this segment are primarily driven by changes in short-term interest rates, the credit quality of its loan portfolio and, the impact of the economic environment in borrower performance.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Treasury

Treasury is responsible for managing interest rate risk and liquidity risk for the Bank’s balance sheet. Treasury management services complement the mix of products, including loan syndications and accounts receivables, channeled through PAC, and help businesses monitor banking transactions and manage their cash flows. Additionally, Treasury manages credit risk in the Bank’s investment portfolio and supports bank-wide initiatives for increasing non-investment portfolio profitability. This process has the goal of enhancing overall returns for the Bank while keeping the management of liquidity and interest rate costs within approved limits.

Institutional

Results and balances of this segment correspond to all other corporate activities not previously discussed, including Funds Transfer Pricing (“FTP”) capital compensation, excess or deficits in the required level of provision for loan losses not born by the business units, the residual amounts of corporate expenses after allocations to other business units, as well as eliminations of balances and transactions between business segments.

Segment results

The following tables provide a summary of the Company’s financial information as of and for the years ended December 31, 2017, 2016 and 2015 on a managed basis. The Company’s definition of managed basis starts with the reported U.S. GAAP results and includes FTP compensation and allocations of direct and indirect expenses from overhead, internal support centers, and product support centers. This allows management to assess the comparability of results from year-to-year arising from segment operations. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense/(benefit).

	PAC	Corporate LATAM	Treasury	Institutional	Total
For the year ended December 31, 2017
Income Statement:
Net interest income	$182,872	$9,514	$6,649	$10,675	$209,710
(Reversal of) provision for loan losses	42	(3,879)	(1,547)	1,894	(3,490)

Net interest income after (reversal of) provision for loan losses	182,830	13,393	8,196	8,781	213,200
Noninterest income	26,468	509	8,920	35,588	71,485
Noninterest expense	161,002	4,894	11,256	30,484	207,636

Income (Loss) before income tax benefit (provision):
Banking	48,296	9,008	5,860	13,885	77,049
Non-banking contribution	4,788	55	—	(4,843)	—

	53,084	9,063	5,860	9,042	77,049
Income tax benefit (expense)	(18,784)	(3,207)	1,106	(13,107)	(33,992)

Net Income (Loss)	$34,300	$5,856	$6,966	$(4,065)	$43,057

As of December 31, 2017
Loans, net	$5,542,545	$521,616	$—	$(64,325)	$5,999,836

Deposits	$5,454,216	$18,670	$779,969	$70,118	$6,322,973

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

	PAC	Corporate LATAM	Treasury	Institutional	Total
For the year ended December 31, 2016
Income Statement:
Net interest income	$157,325	$15,302	$12,586	$6,720	$191,933
Provision for loan losses	5,795	13,620	(1,069)	3,764	22,110

Net interest income after provision for loan losses	151,530	1,682	13,655	2,956	169,823
Noninterest income	26,461	843	7,808	27,158	62,270
Noninterest expense	156,146	8,295	9,041	24,821	198,303

Income (Loss) before income tax benefit (provision):
Banking	21,845	(5,770)	12,422	5,293	33,790
Non-banking contribution	5,136	(124)	—	(5,012)	—

	26,981	(5,894)	12,422	281	33,790
Income tax (expense) benefit	(10,068)	2,200	(1,473)	(870)	(10,211)

Net Income (Loss)	$16,913	$(3,694)	$10,949	$(589)	$23,579

As of December 31, 2016
Loans, net	$5,163,655	$601,016	$—	$(81,661)	$5,683,010

Deposits	$5,728,228	$68,332	$691,000	$89,805	$6,577,365

	PAC	Corporate LATAM	Treasury	Institutional	Total
For the year ended December 31, 2015
Income Statement:
Net interest income	$127,148	$22,334	$17,474	$5,329	$172,285
Provision for loan losses	9,263	1,059	(223)	1,121	11,220

Net interest income after provision for loan losses	117,885	21,275	17,697	4,208	161,065
Noninterest income	24,512	1,588	2,631	26,025	54,756
Noninterest expense	142,845	10,344	7,150	31,923	192,262

(Loss) Income before income tax benefit (provision):
Banking	(448)	12,519	13,178	(1,690)	23,559
Non-banking contribution	4,256	(197)	—	(4,059)	—

	3,808	12,322	13,178	(5,749)	23,559
Income tax (expense) benefit	(1,457)	(4,715)	(4,254)	1,912	(8,514)

Net Income (Loss)	$2,351	$7,607	$8,924	$(3,837)	$15,045

As of December 31, 2015
Loans, net	$4,525,302	$1,105,139	$—	$(74,530)	$5,555,911

Deposits	$5,673,119	$53,156	$535,963	$257,436	$6,519,674

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

21.	Condensed Unconsolidated Financial Statements

The condensed unconsolidated financial statements of the Company and its wholly-owned subsidiary Mercantil Florida Bancorp, Inc. have been prepared using the same basis of accounting that the Company used to prepare its consolidated financial statements described in Note 1, except for its investment in subsidiaries which is accounted for using the equity method.    Under the equity method, investments in subsidiaries are initially recorded at cost, and they are periodically adjusted due to changes in the interest of the parent company over the net assets of the subsidiaries. The Company records on the result of the period its participation in the profit or loss of the subsidiaries, and in AOCI its participation in the “Other comprehensive income account” of the subsidiary. In applying equity method the Company uses the subsidiaries consolidated financial statements at the end of the period prepared under U.S. GAAP.

Condensed financial statements of Mercantil Bank Holding Corporation are presented below:

Condensed Balance Sheets:

	As of December 31
(in thousands of dollars)	2017	2016
Assets
Cash and due from banks	$1,420	$1,334
Investments in subsidiaries	752,409	702,445
Other assets	1,798	1,133

	$755,627	$704,912

Liabilities and Stockholder’s Equity
Other liabilities	$2,177	$175
Stockholder’s equity	753,450	704,737

	$755,627	$704,912

Condensed Statements of Income:

	Years ended December 31
(in thousands of dollars)	2017	2016	2015
Income:
Interest	$3	$2	$2
Equity in earnings of subsidiary	45,008	23,996	15,434

Total income	45,011	23,998	15,436

Expenses:
Employee compensation and benefit	350	350	350
Other expenses	2,539	250	251

Total expense	2,889	600	601

Net income before income tax benefit	42,122	23,398	14,835
Income tax benefit	935	181	210

Net income	$43,057	$23,579	$15,045

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Condensed Statements of Cash Flows:

	Years ended December 31
(in thousands of dollars)	2017	2016	2015
Cash flows from operating activities
Net income	$43,057	$23,579	$15,045
Adjustments to reconcile net income to net cash used in operating activities - Equity in earnings of subsidiaries	(45,008)	(23,996)	(15,434)
Net change in other assets and liabilities	1,337	(2)	(8)

Net cash used in operating activities	(614)	(419)	(397)
Cash provided by investing activities
Dividends from subsidiary	700	400	400

Net increase (decrease) in cash and cash equivalents	86	(19)	3
Cash and cash equivalents
Beginning of year	1,334	1,353	1,350

End of year	$1,420	$1,334	$1,353

Condensed financial statements of Mercantil Florida Bancorp, Inc are presented below:

Condensed Balance Sheets:

	As of December 31
(in thousands of dollars)	2017	2016
Assets
Cash and due from banks	$39,089	$39,748
Investments in subsidiaries	821,982	771,613
Other assets	9,775	9,467

	$870,846	$820,828

Liabilities and Stockholder’s Equity
Junior subordinated debentures held by trust subsidiaries	$118,110	$118,110
Other liabilities	979	944
Stockholder’s equity	751,757	701,774

	$870,846	$820,828

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

Condensed Statements of Income:

	Years ended December 31
(in thousands of dollars)	2017	2016	2015
Income:
Interest	$85	$33	$61
Equity in earnings of subsidiary	50,982	31,282	20,874

Total income	51,067	31,315	20,935

Expenses:
Interest expense	7,456	7,129	6,868
Provision for loan losses	—	1,838	—
Other expenses	1,310	1,361	1,394

Total expense	8,766	10,328	8,262

Net income before income tax benefit	42,301	20,987	12,673
Income tax benefit	2,726	3,031	2,783

Net income	$45,027	$24,018	$15,456

Condensed Statements of Cash Flows:

	Years ended December 31
(in thousands of dollars)	2017	2016	2015
Cash flows from operating activities
Net income	$45,027	$24,018	$15,456
Adjustments to reconcile net income to net cash used in operating activities - Equity in earnings of subsidiaries	(50,982)	(31,282)	(20,874)
Net change in other assets and liabilities	(4)	(35)	75

Net cash used in operating activities	(5,959)	(7,299)	(5,343)
Cash flows from investing activities
Dividends received from subsidiary	6,000	6,000	6,000
Dividends paid	(700)	(400)	(400)

Net cash provided by investing activities	5,300	5,600	5,600

Net (decrease) increase in cash and cash equivalents	(659)	(1,699)	257
Cash and cash equivalents
Beginning of year	39,748	41,447	41,190

End of year	$39,089	$39,748	$41,447

Investment in subsidiaries corresponds to the Company’s direct beneficial ownership of the Voting Trust. As discussed in Note 1, the Company has determined that it is the sole beneficial owner of the Voting Trust and consolidates that financial statements of the Voting Trust with its own financial statements for regulatory reporting purposes. The Voting Trust wholly-owns Mercantil Florida Bancorp, Inc., which in turn wholly-owns the Bank and its subsidiaries.

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

22.	Subsequent Events

(a) Amended and Restated Articles of Incorporation

On February 6, 2018, the Company filed amended and restated articles of incorporation with the Secretary of State of Florida. Pursuant to the amended and restated articles, the total number of shares of all classes of capital stock that the Company have the authority to issue is 550,000,000, consisting of the following classes:

Class	Number of Shares	Par Value per Share
Common Stock:
Class A	400,000,000	$0.10
Class B	100,000,000	0.10

	500,000,000
Preferred Stock	50,000,000	0.10

	550,000,000

Common Stock

Holders of Class A Common Shares and Class B Common Shares have identical rights in all respects other than voting rights. Class B Common Shares are not convertible into Class A Common Shares or vice versa. Class A Common Shares are entitled to one vote per share on all matters. Holders of Class B Common Shares are entitled to one-tenth of a vote per Class B Common Share, voting (i) together with the Class A Common Shares as a single voting group on proposals to appoint the Company’s independent auditors, if the Company seeks such a vote, (ii) as required by the Florida Business Corporation Act, and (iii) as a single voting group in other circumstances, including a reorganization event that adversely affects the rights of the Class B Common Shares.

Preferred Stock

The Board of Directors is authorized to provide for, out of the authorized but non-issued shares of Preferred Stock, one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares, the voting powers, if any, the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series of Preferred Stock. Shares of Preferred Stock of different series may have different rights and limitations from each other, including dividend rates.

Dividends

Dividends shall be payable only when, as and if declared by the Board of Directors and may be paid in cash, property, or shares of any class or series or other securities or evidences of indebtedness of the Company or any other issuer, as may be determined by resolution or resolutions of the Board of Directors. Shares of Class B Common Stock are not entitled to receive dividends or distributions payable in shares of Class A Common Stock.

Distribution of Company Shares

MSF is the 100% holder of all Company Class A and Class B common stock (“Company Shares”). MSF’s board of directors and shareholders have approved MSF’s distribution of 80.1% of the Company’s Class A and Class B common stock (the “Distributed Shares”) on a one-for-one basis to holders of record of

Mercantil Bank Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2017, 2016 and 2015

MSF Class A and Class B common stock, respectively (the “Distribution”) . The Distribution is expected to be effected through a distribution trust (the “Distribution Trust”), which will hold the Distributed Shares pending the effectiveness of the Company’s SEC registration statement covering Company Shares, when these will be distributed to MSF shareholders. The Distribution Trust is expected to hold the 19.9% of Company Shares retained by MSF for up to two years pending MSF’s sale or disposition of the Retained Shares.

Effective February 6, 2018, the Company exchanged 100% of the 298,570,328 Class A and 215,188,764 Class B Company Shares outstanding, for 74,212,408 Class A and 53,253,157 Class B Company Shares. All references made to share or per share amounts in the consolidated financial statements for the periods presented and applicable disclosures have been retroactively adjusted to reflect this exchange and Stock Split. In addition, as a result of this exchange and Stock Split, the Company reclassified an amount equal to the reduction in the number of Company Shares at par value to additional paid-in capital on its consolidated financial statements for the periods presented. See paragraph (c) below for more information regarding the Stock Split.

(b) Sale of G200 Leasing

On February 15, 2018, the Company sold its membership interest in G200 Leasing to a non-U.S. affiliate subsidiary of MSF. Prior to the sale, G200 Leasing distributed $19.8 million in cash to the Bank. All of the membership interests in G200 Leasing were sold for $8.5 million, which approximated the fair value. The Company recorded no gain or loss on this sale.

(c) Stock Split

On October 23, 2018, the Company completed a 1-for-3 reverse stock split of the Company’s issued and outstanding shares of its Class A and Class B common stock (the “Stock Split”). As a result of the Stock Split, every three shares of issued and outstanding Class A common stock were combined into one issued and outstanding share of Class A common stock, and every three shares of issued and outstanding Class B common stock were combined into one issued and outstanding share of Class B common stock, without any change in the par value per share. Fractional shares were issued and no cash was paid by the Company in respect of fractional shares or otherwise in the Stock Split. The Stock Split reduced the number of shares of Class A common stock issued and outstanding from 74,212,408 shares to 24,737,470 shares, and reduced the number of shares of Class B common stock issued and outstanding from 53,253,157 shares to 17,751,053 shares.